                                                                    EXHIBIT 4.18





                        TEAM FLEET FINANCING CORPORATION
                                   AS LESSOR

                            TEAM RENTAL GROUP, INC.
                                  AS GUARANTOR


                         Those Subsidiaries, Affiliates
                 and Non-Affiliates of Team Rental Group, Inc.
                           named on Schedule 1 hereto
                                   as Lessees




                         MOTOR VEHICLE LEASE AGREEMENT
                                 SERIES 1996-1





                          Dated as of December 1, 1996

                               TABLE OF CONTENTS


                                                                                                                     Page
1.   DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

2.   GENERAL AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.1.  Acquisition of Vehicles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.2.  Right of Lessees to Act as Lessor's Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.3.  Payment of Capitalized Cost by Lessor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.4.  Non-liability of Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.5.  Lessees' Rights to Purchase Vehicles.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.6.  Disposition of Vehicles. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.7.  Limitations of the Acquisition of Certain
               Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

3.   TERM.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.1.  Vehicle Term:  Repurchase Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.2.  Vehicle Term:  Non-Repurchase Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.3.  The "Lease Commencement Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

4.   RENT AND CHARGES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.1.  Certain Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.2.  Payment of Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.3.  Late Payment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.4.  Net Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

5.   INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.1.  Personal Injury and Damage.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.2.  Delivery of Certificate of Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.3.  Changes in Insurance Coverage. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

6.   RISK OF LOSS AND CASUALTY OBLIGATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.1.  Risk of Loss Borne by Lessee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.2.  Casualty.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

7.   VEHICLE USE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

8.   LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

9.   NON-DISTURBANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

10.  REGISTRATION; LICENSE; TRAFFIC SUMMONSES;
     PENALTIES AND FINES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

11.  MAINTENANCE AND REPAIRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

12.  VEHICLE WARRANTIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         12.1.  No Lessor Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         12.2.  Manufacturer's Warranties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23


13.  REPURCHASE VEHICLE USAGE GUIDELINES AND RETURN.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         13.1.  Usage.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         13.2.  Return. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         13.3.  Termination Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         13.4.  Repurchase Price Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

14.  DISPOSITION PROCEDURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

15.  ODOMETER DISCLOSURE REQUIREMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

16.  GENERAL INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         16.1.  Indemnity by the Lessee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         16.2.  Reimbursement Obligation by
                the Lessee Group. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         16.3.  Defense of Claims.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

17.  ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         17.1.  Right of the Lessor to Assign
                this Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         17.2.  Limitations on the Right of the
                Lessee to Assign this Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

18.  DEFAULT AND REMEDIES THEREFOR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         18.1.  Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         18.2.  Effect of Lease Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         18.3.  Rights of Lessor Upon Lease Event of Default,
                Liquidation Event of Default or Limited
                Liquidation Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         18.4.  Rights of Trustee Upon Liquidation
                Event of Default, Limited Liquidation
                Event of Default and Non-Performance of
                Certain Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         18.5.  Measure of Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         18.6.  Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

19.  MANUFACTURER EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

20.  LESSEE PARTIAL WIND-DOWN EVENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

21.  ELIGIBILITY WAIVER EVENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

22.  CERTIFICATION OF TRADE OR BUSINESS USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

23.  SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

24.  ADDITIONAL LESSEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         24.1.  Additional Affiliate and Subsidiary Lessees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         24.2.  Additional Non-Affiliate Lessees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

25.  TITLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

26.  GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         26.1.  Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         26.2.  Scope of Guarantor's Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39



         26.3.  Lessor's Right to Amend this Agreement, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         26.4.  Waiver of Certain Rights by Guarantor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         26.5.  Lessees' Obligations to Guarantor and
                Guarantor's Obligations to Lessees
                Subordinated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         26.6.  Guarantor to Pay Lessor's Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         26.7.  Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         26.8.  Pari Passu Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

27.  RIGHTS OF LESSOR ASSIGNED TO TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

28.  RIGHT OF LESSEE TO DELEGATE RIGHTS AND
     OBLIGATIONS HEREUNDER TO GUARANTOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

29.  MODIFICATION AND SEVERABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

30.  CERTAIN REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 30.1.  Due Organization, Authorization, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 30.2.  Financial Information; Financial
                        Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 30.3.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 30.4.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 30.5.  Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 30.6.  Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 30.7.  Regulations G, T, U and X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 30.8.  Business Locations; Trade Names;
                        Principal Places of Business
                        Locations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 30.9.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 30.10. Governmental Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 30.11. Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 30.12. Eligible Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 30.13. Supplemental Documents True and Correct . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

         31.  CERTAIN AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 31.1.  Corporate Existence;
                        Foreign Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 31.2.  Books, Records and Inspections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 31.3.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 31.4.  Repurchase Programs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 31.5.  Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 31.6.  Taxes and Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 31.7.  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 31.8.  Maintenance of Separate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 31.9.  Trustee as Lienholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 31.10. Retitling . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

         32.  CERTAIN NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 32.1.  Mergers, Consolidations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 32.2.  Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 32.3.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                 32.4.  Use of Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

         33.  BANKRUPTCY PETITION AGAINST LESSOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56



         34.  SUBMISSION TO JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

         35.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

         36.  JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

         37.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

         38.  LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

         39.  TITLE TO REPURCHASE PROGRAMS IN LESSOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

         40.  HEADINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

         41.  EXECUTION IN COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

         42.  EFFECTIVENESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59


Schedule 1       Lessees on Date of Execution of Lease
Schedule 2       Lessees Selling Team Acquired Vehicles
                 on Date of Execution of Lease
Schedule 30.8    Business Locations

ATTACHMENT A     VEHICLE ACQUISITION SCHEDULE
ATTACHMENT B     FORM OF POWER OF ATTORNEY
ATTACHMENT C-1   FORM OF AFFILIATE JOINDER IN LEASE
ATTACHMENT C-2   FORM OF NON-AFFILIATE JOINDER IN LEASE
ATTACHMENT D     FORM OF BILL OF SALE

                         MOTOR VEHICLE LEASE AGREEMENT


         This Motor Vehicle Lease Agreement - Series 1996-1 (this "Agreement"), dated as of December 1, 1996, by and among TEAM FLEET FINANCING CORPORATION, a Delaware corporation ("Lessor"), those direct or indirect Subsidiaries (the "Team Lessees") of Team Rental Group, Inc., a Delaware corporation ("Team"), those Affiliates (other than the Team Lessees) and non-Affiliates of Team (such Affiliates and non-Affiliates, the "Non-Team Lessees") that are listed on
Schedule 1 hereto and those that become party to this Agreement pursuant to the provisions of Section 24 hereof (individually, each Team Lessee and each Non-Team Lessee, a "Lessee" and, collectively, the "Lessees"), and TEAM RENTAL GROUP, INC., as guarantor (Team, in such capacity, is referred to as the "Guarantor"; the Guarantor, together with the Lessees is from time to time referred to as the "Lessee Group").


                              W I T N E S S E T H:

         WHEREAS, the Lessor has purchased or will purchase Repurchase Vehicles and Non-Repurchase Vehicles from Manufacturers through dealers authorized by such Manufacturers, at auctions conducted by automobile dealers not affiliated with Team or from Affiliates of Team;

         WHEREAS, the Lessor desires to lease to the Lessees and the Lessees desire to lease from the Lessor Repurchase Vehicles and Non-Repurchase Vehicles so acquired by the Lessor for use in the daily rental car businesses of the Lessees; and

         WHEREAS, the Guarantor has, pursuant to Section 26 hereof, guaranteed the obligations of the Lessees under this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. DEFINITIONS. Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings ascribed to such terms in the Definitions List (the "Definitions List") attached as Schedule 1 to the Amended and Restated Base Indenture, dated as of December 1, 1996, among the Lessor, the Guarantor and Bankers Trust Company, a New York banking corporation, as trustee, as such Definitions List may be amended or modified from time to time in accordance with the provisions of the Indenture, and in the Series 1996-1 Supplement thereto.

         2. GENERAL AGREEMENT. (a) Each Lessee and the Lessor intend that this Agreement is a lease and that the relationship between the Lessor and the Lessees pursuant hereto shall always be only that of lessor and lessee and each Lessee hereby declares, acknowledges and agrees that the Lessor has title to and is the owner of the Vehicles. No Lessee shall acquire by virtue of this Agreement any right, equity, title or interest in or to any Vehicles, except the right to use the same under the terms hereof. The parties agree that this Agreement is a "true lease," and agree to treat this Agreement as a lease for all purposes, including tax, accounting and otherwise.

         (b) If, notwithstanding the intent of the parties to this Agreement, this Agreement is characterized by any third party as a financing arrangement or as otherwise not constituting a "true lease," then it is the intention of the parties that this Agreement shall constitute a security agreement under applicable law, and each Lessee hereby grants to the Lessor a first priority security interest in all of such Lessee's right, title and interest, if any, in and to all of the following assets, property and interests in property, whether now owned or hereafter acquired or created:

                 (i) the rights of such Lessee under this Agreement, as the same may be amended, modified or supplemented from time to time in accordance with its terms, and any other agreements related to or in connection with this Agreement to which such Lessee is a party (the "Lessee Agreements"), including, without limitation, (a) all monies due and to become due to such Lessee from the Guarantor and the Lessees under or in connection with the Lessee Agreements, whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Lessee Agreements or otherwise, (b) all rights, remedies, powers, privileges and claims of such Lessee against any other party under or with respect to the Lessee Agreements (whether arising pursuant to the terms of such Agreements or otherwise available to such Lessee at law or in equity), including the right to enforce any of the Lessee Agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Lessee Agreements or the obligations of any party thereunder, (c) all liens and property from time to time purporting to secure payment arising under or in connection with the Lessee Agreements, or assigned to, such Lessee describing any collateral securing such obligations or liabilities and (d) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations and liabilities of such Lessee pursuant to the Lessee Agreements;

                 (ii) all Vehicles leased by such Lessee from the Lessor pursuant to this Agreement which, notwithstanding that this Agreement is intended to convey only a leasehold interest, are determined to be owned by such Lessee, and all Certificates of Title with respect to such Vehicles;

                 (iii) all right, title and interest of such Lessee in, to and under any Repurchase Programs and all monies due and to become due thereunder in respect of Repurchase Vehicles leased under this Agreement which, notwithstanding that this Agreement is intended to convey only a leasehold interest, are determined to be owned by such Lessee, whether payable as Vehicle repurchase prices, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Repurchase Programs or otherwise;

                 (iv) the Series 1996-1 Collection Account; (a) all funds on deposit therein from time to time; (b) all certificates and instruments, if any, representing or evidencing any or all of the Series 1996-1 Collection Account or the funds on deposit therein from time to time; and (c) all investments made at any time and from time to time with the moneys in the Series 1996-1 Collection Account (including income thereon);

                 (v) all additional property that may from time to time hereafter be subjected to the grant and pledge under this Agreement, as the same may be modified or supplemented from time to time, by such Lessee or by anyone on its behalf; and

                 (vi) all proceeds of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Lessor is the loss payee thereof) and cash.

         2.1. Acquisition of Vehicles. (a) From time to time, at the discretion of the Lessor and the Lessees, subject to the terms and provisions hereof, the Lessor agrees to lease to each Lessee and each Lessee agrees to lease from the Lessor, subject to the terms hereof, the Repurchase Vehicles and Non-Repurchase Vehicles that are Manufacturer Acquired Vehicles identified in certain vehicle orders (each, a "Series 1996-1 Vehicle Order") and purchased by the Lessor in accordance with Section 2.3 hereof. If requested by the Lessor, each Lessee shall make each Series 1996-1 Vehicle Order available to the Lessor, together with a schedule containing the information with respect to the Vehicles included within such Series 1996-1 Vehicle Order as is set forth in Attachment A hereto (each, a "Series 1996-1 Vehicle Acquisition Schedule"), or in such form as is otherwise requested by the Lessor. In addition, each Lessee leasing Vehicles pursuant to such Series 1996-1 Vehicle Order agrees to provide such other information regarding such Vehicles as the Lessor may require from time to time. The Lessees and the Lessor acknowledge that concurrently with the execution and delivery of this Agreement, the Lessees specified on Schedule 1 hereto have made available to the Lessor Series 1996-1 Vehicle Orders to lease Vehicles currently owned by the Lessor pursuant to this Agreement, together with the required Series 1996-1 Vehicle Acquisition Schedules in respect of such Series 1996-1 Vehicle Orders. This Agreement, together with any other related documents attached to this Agreement or submitted with a Series 1996-1 Vehicle Order, including without limitation any documents in connection with an Eligible Repurchase Program (collectively, the "Supplemental Documents"), will constitute the entire agreement regarding the leasing of Vehicles that are Manufacturer Acquired Vehicles by the Lessor to the Lessees.

         (b) The Lessor and the Lessees each acknowledge that either concurrently with the execution and delivery of this Agreement or after the date of this Agreement on not less than thirty (30) days written notice to the Lessor and the Trustee, any Lessee may request that the Lessor purchase a Vehicle from an Affiliate or Subsidiary of Team (the "Team Acquired Vehicles") for a purchase price equal to (i) with respect to Repurchase Vehicles, the Net Book Value of such Repurchase Vehicle and (ii) with respect to Non-Repurchase Vehicles, the lesser of (A) the Net Book Value of such Vehicle and (B) the Fair Market Value of such Vehicle (such amount, the "Non-Repurchase Vehicle Acquisition Price"), in which event such Lessee shall, immediately upon the consummation of such sale, lease such Team Acquired Vehicles from the Lessor pursuant to this Agreement (each such transaction is referred to as an "Affiliate Sale Transaction"). Concurrently with the execution and delivery of this Agreement, the Affiliates and/or Subsidiaries listed on Schedule 2 hereto are selling to the Lessor certain Team Acquired Vehicles (such Affiliates and Subsidiaries, the "Selling Affiliates"). In connection with each Affiliate Sale Transaction, to evidence the conveyance of the Team Acquired Vehicles from the Selling Affiliate to the Lessor, the applicable Lessee shall deliver to the Lessor the following:

                 (i) a Series 1996-1 Vehicle Order (including a Series 1996-1 Vehicle Acquisition Schedule) with respect to all Team Acquired Vehicles covered by such Affiliate Sale Transaction;

                 (ii) a report of the results of a search of the appropriate records of the county and state in which the Team Acquired Vehicles covered by such Affiliate Sale Transaction are located and the county and state in which the Selling Affiliate's principal office is located, which shall show no liens or other security interests (other than Permitted Liens) with respect to the Team Acquired Vehicles covered by such Affiliate Sale Transaction or, in the event that such search reveals any such Lien or security interest, there shall be delivered to the Trustee a termination of such Lien or security interest in form acceptable for filing;

                 (iii) confirmation from each lender holding a security interest in any Team Acquired Vehicle covered by such Affiliate Sale Transaction stating unconditionally (A) that, if any sums are to be paid to such lender in connection with such Affiliate Sale Transaction, such lender has been paid the full amount due to it in connection with such Affiliate Sale Transaction and (B) that any lien or security interest of such lender in any such Team Acquired Vehicle has been released;

                 (iv) the original Certificate of Title for each Team Acquired Vehicle together with a completed application to retitle such Team Acquired Vehicle in the name of the Lessor and to have noted thereon the Trustee's security interest in such Team Acquired Vehicle pursuant to the Indenture;

                 (v) Uniform Commercial Code termination statements terminating, or Uniform Commercial Code partial releases releasing, any security interests and other liens (other than Permitted Liens) in favor of any Person with respect to each Team Acquired Vehicle covered by such Affiliate Sale Transaction and, with respect to any Repurchase Vehicles, any related Repurchase Program rights;

                 (vi) a bill of sale, substantially in the form attached hereto as Attachment D (each, an "Affiliate Bill of Sale"), conveying title to the Team Acquired Vehicles from the Selling Affiliate to the Lessor and, with respect to any Repurchase Vehicles, all right, title and interest of the Selling Affiliate to any applicable Repurchase Program from the Selling Affiliate to the Lessor; and

                 (vii) with respect to Repurchase Vehicles, written confirmation from the applicable Manufacturer that the Lessor will be authorized to return such Repurchase Vehicles to the Manufacturer under the Lessor's Repurchase Program.

         In addition, the applicable Lessee shall deliver to the Trustee the items required to be delivered to the Trustee pursuant to the provisions of
Section 13.21 of the Base Indenture.

         (c) In order to induce the Lessor to purchase Team Acquired Vehicles, the applicable Lessee shall require the Selling Affiliate to deliver to the Lessor a certificate of an authorized officer of the Selling Affiliate in which the Selling Affiliate shall represent and warrant to and in favor of the Lessor and the Trustee, as of the date hereof or, with respect to an Affiliate Sale Transaction that takes place after the date of this Agreement, as of the date of such Affiliate Sale Transaction, as follows:

                 (i) The Selling Affiliate is, immediately prior to the consummation of the sale thereof, the true and lawful owner of all Team Acquired Vehicles listed on Schedule 1 to the applicable bill of sale as being owned by such Selling Affiliate;

                 (ii) The Team Acquired Vehicles listed on Schedule 1 to the applicable bill of sale as being owned by such Selling Affiliate are not subject to any lien, security interest or rights of any other party, other than Permitted Liens;

                 (iii) The Team Acquired Vehicles listed on Schedule 1 to the applicable Bill of Sale as being owned by such Selling Affiliate are either Eligible Repurchase Vehicles or Eligible Non-Repurchase Vehicles and, with respect to the Eligible Repurchase Vehicles, such Repurchase Vehicles have not been held beyond the Maximum Term applicable thereto;

                 (iv) All representations and warranties contained in this Agreement with respect to Non-Repurchase Vehicles and Repurchase Vehicles owned by Affiliates of Team are true and correct as applied to the Team Acquired Vehicles listed on Schedule 1 to the applicable Bill of Sale as being owned by such Selling Affiliate; and

                 (v) The purchase price being paid by the Lessor for the Team Acquired Vehicles is listed on Schedule 1 to the applicable Bill of Sale and such price constitutes, with respect to each Repurchase Vehicle, the Net Book Value of such Repurchase Vehicle, and with respect to each Non-Repurchase Vehicle, the Non-Repurchase Vehicle Acquisition Price of such Non-Repurchase Vehicle.

Other than Affiliate Sale Transactions complying with the provisions of this
Section 2.1, the Lessor shall not purchase any

Vehicles from any Affiliate or Subsidiary of Team. After any purchase of Vehicles from an Affiliate or Subsidiary of Team by the Lessor, such Vehicles will be subject to all the terms and conditions of this Agreement.

         (d) The Lessor and the Lessees each acknowledge that either concurrently with the execution and delivery of this Agreement or after the date of this Agreement on not less than five (5) days written notice to the Lessor and the Trustee, any Lessee may request that the Lessor purchase a Non-Repurchase Vehicle from an independent dealer through an auction (the "Auction Acquired Vehicles") for a purchase price equal to the Capitalized Cost of such Auction Acquired Vehicle, in which event such Lessee shall, immediately upon the consummation of such sale, lease such Auction Acquired Vehicle from the Lessor pursuant to this Agreement (each such transaction is referred to as an "Auction Sale Transaction"). In connection with each Auction Sale Transaction, to evidence the conveyance of the Auction Acquired Vehicles from the applicable dealer to the Lessor, the applicable Lessee shall deliver to the Lessor the following:

                 (i) a Series 1996-1 Vehicle Order (including a Series 1996-1 Vehicle Acquisition Schedule) with respect to all Auction Acquired Vehicles covered by such Auction Sale Transaction;

                 (ii) a report of the results of a search of the appropriate records of the county and state in which the Auction Acquired Vehicles covered by such Lessee Sale Transaction are located and the county and state in which the selling dealer's principal office is located, which shall show no liens or other security interests (other than Permitted Liens) with respect to the Auction Acquired Vehicles covered by such Auction Sale Transaction or, in the event that such search reveals any such Lien or security interest, there shall be delivered to the Trustee a termination of such Lien or security interest in form acceptable for filing;

                 (iii) the original Certificate of Title for each Auction Acquired Vehicle together with a completed application to retitle such Auction Acquired Vehicle in the name of the Lessor and to have noted thereon the Trustee's security interest in such Auction Acquired Vehicle pursuant to the Indenture; and

                 (iv) a bill of sale, substantially in the form attached hereto as Attachment D-1 (each, an "Auction Bill of Sale"), conveying title to the Auction Acquired Vehicles, and copies of any certificate given by the related auction house regarding the absence of liens and/or the ownership of each such Vehicle.

Other than Auction Sale Transactions complying with the provisions of this
Section 2.1, the Lessor shall not purchase any Non-Repurchase Vehicles from any independent dealer at an auction. After any purchase of Vehicles by the Lessor at auction, such Vehicles will be subject to all the terms and conditions of this Agreement.

         2.2. Right of Lessees to Act as Lessor's Agent. The Lessor agrees that any member of the Lessee Group may act as the Lessor's agent in placing Series 1996-1 Vehicle Orders on behalf of the Lessor, as well as filing claims on behalf of the Lessor for damage in transit, and other Manufacturer delivery claims related to the Vehicles leased hereunder; provided, however, that the Lessor may hold the Lessee Group liable for losses due to such member of the Lessee Group's actions in performing as the Lessor's agent hereunder. In addition, the Lessor agrees that each Lessee may make arrangements for delivery of Vehicles to a location selected by the relevant Lessee at such Lessee's expense. Each Lessee agrees to accept Non-Repurchase Vehicles as produced and delivered, subject to the right of such Lessee to reject any such Non-Repurchase Vehicles damaged in transit or not conforming to the related Vehicle Order. Each Lessee agrees to accept Repurchase Vehicles as produced and delivered except each Lessee will have the option to reject any Repurchase Vehicle that may be rejected pursuant to the terms of the applicable Repurchase Program. The relevant Lessee, acting as agent for the Lessor, shall be responsible for pursuing any rights of the Lessor with respect to the return of any Repurchase Vehicle to the Manufacturer pursuant to the preceding sentence. Subject to the provisions of Section 21 hereof (regarding Eligibility Waiver Events), any member of the Lessee Group that places a Vehicle Order for a Repurchase Vehicle pursuant to this Agreement agrees that all Repurchase Vehicles ordered as provided herein shall be ordered utilizing the procedures consistent with the applicable Eligible Repurchase Program.

         2.3. Payment of Capitalized Cost by Lessor. Upon delivery of any Manufacturer Acquired Vehicle, the Lessor shall pay to the dealer selling the Manufacturer Acquired Vehicle the costs and expenses incurred by it in connection with the acquisition of such Vehicle as established by the invoice delivered in connection with such Vehicle (the "Capitalized Cost") and the relevant Lessee shall pay all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Vehicle to the extent that the same have not been included within the Capitalized Cost.

         2.4. Non-liability of Lessor. The Lessor shall not be liable to any of the Lessees for any failure or delay in obtaining Vehicles or making delivery thereof. AS BETWEEN THE LESSOR AND EACH LESSEE, ACCEPTANCE FOR LEASE OF THE VEHICLES SHALL CONSTITUTE SUCH LESSEE'S ACKNOWLEDGMENT AND AGREEMENT THAT SUCH LESSEE HAS FULLY INSPECTED SUCH VEHICLES, THAT THE VEHICLES ARE IN GOOD ORDER AND CONDITION AND ARE OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY THE LESSEE, THAT SUCH LESSEE IS SATISFIED THAT THE SAME ARE SUITABLE FOR THIS USE AND THAT THE LESSOR IS NOT A MANUFACTURER OR ENGAGED IN THE SALE OR DISTRIBUTION OF VEHICLES, AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT WITH RESPECT TO MERCHANTABILITY, CONDITION, QUALITY, DURABILITY OR SUITABILITY OF THE VEHICLE IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF SUCH LESSEE, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO. The Lessor shall not be liable for any failure or delay in delivering any Vehicle ordered for lease pursuant to this Agreement, or for any failure to perform any provision hereof, resulting from fire or other casualty, natural disaster, riot, strike or other labor difficulty, governmental regulation or restriction, or any cause beyond the Lessor's direct control. IN NO EVENT SHALL THE LESSOR BE LIABLE FOR ANY INCONVENIENCES, LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY VEHICLE, AND THERE SHALL BE NO ABATEMENT OF RENT BECAUSE OF THE SAME.

         2.5. Lessees' Rights to Purchase Vehicles. Each Lessee will have the option, exercisable with respect to any Vehicle during the Vehicle Term with respect to such Vehicle, to purchase any Vehicles leased under this Agreement at the greater of (i) the applicable Net Book Value or (ii) the Fair Market Value of the Vehicle (the greater of such amounts being referred to as the "Vehicle Purchase Price", with respect to Repurchase Vehicles, and the "Non-Repurchase Vehicle Value", with respect to Non-Repurchase Vehicles), in which event such Lessee will pay the Vehicle Purchase Price or the Non-Repurchase Vehicle Value, as applicable, to the Lessor on or before the Due Date next succeeding such purchase by the relevant Lessee plus all accrued and unpaid Monthly Base Rent and Monthly Variable Rent with respect to such Vehicle through the date of such purchase. The Lessor shall cause title to any such Vehicle to be transferred to the relevant Lessee, and the Servicer shall cause the Trustee to cause its lien to be removed from the certificate of title for such Vehicle, concurrently with or promptly after the Vehicle Purchase Price or the Non-Repurchase Vehicle Value, as applicable, for such Vehicle (and any such unpaid Monthly Base Rent and Monthly Variable Rent) is paid by such Lessee to the Trustee.

         2.6. Disposition of Vehicles. Notwithstanding anything to the contrary contained herein, the Lessor shall have the right, at any time prior to the date thirty (30) days prior to the expiration of the Maximum Term for any Repurchase Vehicle, or at any time, with respect to Non-Repurchase Vehicles, to require that the Lessee leasing such Vehicle from the Lessor hereunder exercise commercially reasonable efforts to arrange for the sale of such Vehicle to a third party, in which event such Lessee shall (i) until not later than the date thirty (30) days prior to the expiration of such Maximum Term, with respect to Repurchase Vehicles, or promptly thereafter, with respect to Non-Repurchase Vehicles, exercise commercially reasonable efforts to arrange for the sale of such Vehicle to a third party for a price greater than the Net Book Value, with respect to Repurchase Vehicles, or for the Non-Repurchase Vehicle Value, with respect to Non-Repurchase Vehicles, or (ii) purchase such Vehicle from the Lessor for the Vehicle Purchase Price, with respect to Repurchase Vehicles, or the Non-Repurchase Vehicle Value, with respect to Non-Repurchase Vehicles. If a sale of the Vehicle is arranged by the Lessee, then the Lessee shall deliver the Vehicle to the purchaser thereof, the Lien of the Trustee on the Certificate of Title of such Vehicle shall be released, and the Lessee shall cause to be delivered to the Lessor the funds paid for such Vehicle by the purchaser. If the Lessee is unable to arrange for a sale of a Repurchase Vehicle prior to such date thirty (30) days prior to the expiration of the Maximum Term of such Repurchase Vehicle, then the Lessee shall cease attempting to arrange for such a sale and shall return such Repurchase Vehicle to the applicable Manufacturer as herein provided. If the Lessee is unable to arrange for a sale of a Non-Repurchase Vehicle for an amount in excess of the Non-Repurchase Vehicle Value thereof prior to the end of the twenty-four month period referred to in the proviso clause contained in Section 3.2 hereof, or such longer period as may be approved by the Rating Agencies, then the Lessee shall cease attempting to arrange for such sale and shall arrange for the sale of such Vehicle at auction with commercially reasonable efforts to maximize the sale price. If any period for which a Vehicle's age is unknown, such period shall be determined by dividing the number of miles on the odometer of such Vehicle at the time of its purchase by the Issuer by 1500. Notwithstanding the foregoing, the age for any Vehicle shall in no event start earlier than September 1 of the year prior to the model year of such Vehicle.

         2.7. Limitations of the Acquisition of Certain Vehicles. Unless otherwise specified in the related Series Supplement or unless waived by the Required Noteholders as specified in the related Series Supplement, (a) the quotient (expressed as a percentage) obtained by dividing (x) the aggregate Net Book Value of all Non-Repurchase Vehicles (or such portion thereof as is specified in the related Series Supplement) leased under this

Lease as of such date (after giving effect to the inclusion of such Vehicle under this Lease) by (y) the Series 1996-1 Aggregate Asset Amount (or such portion thereof as is specified in the related Series Supplement) as of such date (after giving effect to the inclusion of such Vehicle under this Lease), shall not exceed any applicable Maximum Non-Repurchase Percentage, (b) the quotient (expressed as a percentage) obtained by dividing (x) the aggregate Net Book Value of all Repurchase Vehicles or Non-Repurchase Vehicles, as the case may be (or such portion thereof as is specified in the related Series Supplement), manufactured by any Manufacturer and leased under this Lease as of such date after giving effect to the inclusion of such Vehicle under this Lease) by (y) the Series 1996-1 Aggregate Asset Amount (or such portion thereof as is specified in the related Series Supplement) as of such date (after giving effect to the inclusion of such Vehicle under this Lease) shall not exceed any applicable Maximum Manufacturer Percentage, (c) any excess Maximum Non-Repurchase Percentage or Maximum Manufacturer Percentage, as described in clauses (a) and (b) above, shall not increase after giving effect to the inclusion of such Vehicle, if such an excess has occurred and is continuing on such date prior to giving effect to the inclusion of such Vehicle, and (d) after giving effect to the inclusion of such Vehicle under this Lease, there shall not be a failure or violation of any other conditions, requirements, or restrictions with respect to the leasing of Eligible Vehicles under this Lease as is specified in any related Series Supplement.

         3.  TERM.

         3.1. Vehicle Term: Repurchase Vehicles. The "Vehicle Lease Commencement Date" for each Repurchase Vehicle shall mean the day referenced as such in the Series 1996-1 Acquisition Schedule with respect to such Repurchase Vehicle but in no event beyond the date that funds are expended by the Lessor to acquire such Repurchase Vehicle. The "Vehicle Term" with respect to each Repurchase Vehicle shall extend from the Vehicle Lease Commencement Date through the earliest of (i) the Turnback Date for such Repurchase Vehicle, (ii) the date the Vehicle is sold to a third party through any means other than an auction conducted by or through or arranged by the Manufacturer pursuant to its Repurchase Program and the funds in respect of such sale are received by the Trustee (from such third party or from any member of the Lessee Group on behalf of such third party), (iii) if the Vehicle becomes a Casualty, the date funds in the amount of the Net Book Value thereof are received by the Trustee from the applicable Lessee, or (iv) the date that the Vehicle is purchased by the applicable Lessee pursuant to Section 2.5 or 2.6 hereof and the Vehicle Purchase Price with respect to such purchase (and any unpaid Monthly Base Rent and Monthly Variable Rent with respect to such Vehicle) is received by the Trustee (the earliest of such four dates being referred to as the "Vehicle Lease Expiration Date"). The Lessor and each Lessee agree that each Lessee shall use its commercially reasonable efforts to deliver each Repurchase Vehicle to the related Manufacturer or the designated auction site, as applicable, (a) not prior to the end of the minimum holding period specified in the related Repurchase Program (prior to which the Lessor may not deliver such Repurchase Vehicle without penalty (the "Minimum Term")) and (b) not later than the end of the maximum holding period (after which the Lessor may not return such Repurchase Vehicle without penalty (the "Maximum Term")); provided, however, if for any reason, a Lessee fails to deliver a Repurchase Vehicle to the applicable Manufacturer or designated auction site during the time period between the expiration of the Minimum Term and the expiration of the Maximum Term, such Lessee shall be obligated to purchase such Repurchase Vehicle from the Lessor on the first Due Date after the expiration of the Maximum Term for an amount equal to the Vehicle Purchase Price with respect to such Repurchase Vehicle. Each Lessee will pay the equivalent of the Rent for the Minimum Term for Repurchase Vehicles returned before the Minimum Term, regardless of actual usage, unless a Vehicle is a Casualty which will be handled in accordance with
Section 6 hereof.

         3.2. Vehicle Term: Non-Repurchase Vehicles. The "Vehicle Lease Commencement Date" for each Non-Repurchase Vehicle shall mean the day referenced as such in the Series 1996-1 Vehicle Acquisition Schedule with respect to such Non-Repurchase Vehicle but in no event beyond the date that funds are expended by the Lessor to acquire such Non- Repurchase Vehicle. The "Vehicle Term" with respect to each Non-Repurchase Vehicle shall extend from the Vehicle Lease Commencement Date through the earliest of (i) if the Non-Repurchase Vehicle is sold to a third party, the date such Vehicle is sold to such third party and funds in respect of such sale are received by the Trustee (from such third party or from any member of the Lessee Group on behalf of such third party) and such funds equal or exceed the Non-Repurchase Vehicle Value of such Non-Repurchase Vehicle, (ii) if the Non-Repurchase Vehicle becomes a Casualty, the date funds in the amount of the Non-Repurchase Vehicle Value thereof are received by the Trustee from the applicable Lessee, or (iii) the date that the Non-Repurchase Vehicle is purchased by the applicable Lessee pursuant to Section 2.5 hereof and the Non-Repurchase Vehicle Value with respect to such purchase (and any unpaid Monthly Base Rent and Monthly Variable Rent with respect to such Non-Repurchase Vehicle) is received by the Trustee (the earliest of such four dates being referred to as the "Vehicle Lease Expiration Date"); provided, however, that the Lessees shall use commercially reasonable efforts to dispose of each Non-Repurchase Vehicle within twenty-four
(24) months after the date of the original new dealer invoice for such Vehicle or where no such invoice exists, the date such Vehicle was first put into service, or such longer period as may be approved by the Rating Agencies.

         3.3. The "Lease Commencement Date" shall mean the earlier of (i) the date of the issuance of the Series 1996-1 Notes or (ii) the date of the Vehicle Lease Commencement Date for the first Vehicle leased by a Lessee hereunder.
The "Lease Expiration Date" shall mean the later of (i) the date of the payment in full of all Series 1996-1 Notes and all outstanding Carrying Charges and
(ii) the Vehicle Lease Expiration Date for the last Vehicle leased by a Lessee hereunder. The "Term" of this Agreement shall mean the period commencing on the Lease Commencement Date and ending on the Lease Expiration Date.

         4. RENT AND CHARGES. Each Lessee will pay Rent on a monthly basis as set forth in this Section 4:

         4.1. Certain Definitions. As used herein the following terms have the following meanings:

                 "Additional Base Rent" with respect to the Non-Repurchase Vehicles leased hereunder, with respect to each Due Date shall equal the amount, if any, by which (a) 100% of the aggregate Net Book Value of such Non- Repurchase Vehicles owned by the Lessor exceeds (b) the three (3) month rolling average of the Fair Market Value of such Non-Repurchase Vehicles for the preceding three (3) calendar months.

                 "Monthly Base Rent" with respect to each Due Date and each Vehicle subject to this Agreement shall equal the sum, without double counting, of (a) the Depreciation Charge for the Related Month for such Vehicle plus (b) the Net Book Value of such Vehicle, with respect to each Repurchase Vehicle, or the Non-Repurchase Vehicle Value of such Vehicle, with respect to each Non-Repurchase Vehicle, in the event such Vehicle either (x) in the case of a Repurchase Vehicle, was returned to the applicable Manufacturer and such Manufacturer paid the Repurchase Price during the Related Month, (y) became a Casualty during the Related Month or (z) was sold to any Person (other than to a Manufacturer pursuant to such Manufacturer's Repurchase Program or to a third party pursuant to an auction conducted through a Manufacturer's Repurchase Program) during the Related Month plus (c) the aggregate amount of any Guaranteed Payments received pursuant to a Repurchase Program during the Related Month, plus (d) the aggregate amount of any Disposition Proceeds received during the Related Month, plus (e) in the case of any Vehicle, the aggregate amount of Termination Payments that became due during the Related Month with respect to such Vehicle, plus

         (f) in the case of a Repurchase Vehicle, the aggregate amount of Repurchase Price Interest that became due during the Related Month with respect to such Vehicle, minus (g) any amount received by the Lessor or the Trustee, and deposited into the Collection Account during the Related Month from the applicable Manufacturer as the Repurchase Price or Guaranteed Payment for such Repurchase Vehicle or from a third party other than a Manufacturer for the purchase of such Vehicle plus (h) any Repurchase Price Interest which may be owed under
         Section 13.4.

                 "Monthly Supplemental Rent" with respect to each Due Date shall equal (x) the accrued interest on all Series 1996-1 Notes for the Related Month, plus (y) the Carrying Charges for the Related Month, minus (z) the aggregate of all Monthly Variable Rent accrued with respect to the Related Month for all Vehicles leased hereunder.

                 "Monthly Variable Rent" with respect to each Due Date and each Vehicle subject to this Agreement shall equal the sum of (a) an amount equal to the Net Book Value of such Vehicle, with respect to each Repurchase Vehicle, or the Non-Repurchase Vehicle Value of such Vehicle, with respect to each Non-Repurchase Vehicle, during the Related Month multiplied by the VFR for a one year interest period, multiplied by a fraction, the numerator of which shall be 30 and the denominator of which shall be 360 and (b) the product of (i) an amount equal to (x) all Carrying Charges for the Related Month less
         (y) any accrued earnings on Permitted Investments in the Series 1996-1 Collection Account which are accrued through the last Business Day of the Related Month and maturing by the next Distribution Date and (ii) a fraction, the numerator of which is the Net Book Value of such Vehicle, with respect to each Repurchase Vehicle, or the Non-Repurchase Vehicle Value of such Vehicle, with respect to each Non-Repurchase Vehicle, and the denominator of which is the sum of the Net Book Values and Non-Repurchase Vehicle Values of all Vehicles. In the event the Vehicle Lease Commencement Date occurs with respect to such Vehicle on a day other than the last day of a Related Month, the Monthly Variable Rent for such Vehicle shall be equal to the product of (a) the Monthly Variable Rent otherwise payable with respect to such Vehicle, multiplied by (b) a fraction the numerator of which is 12 and the denominator of which is 360, multiplied by (c) the number of days in such Related Month from, after and including such Vehicle Lease Commencement Date through and including the last day of such Related Month. In the event the Vehicle Lease Expiration Date occurs with respect to such Vehicle on a day other than the last day of the Related Month, the Monthly Variable Rent for such Vehicle shall be equal to the product of (a) the Monthly Variable Rent otherwise payable with respect to such Vehicle for the Related Month, multiplied by (b) a fraction the numerator of which is 12 and the denominator of which is 360, multiplied by (c) the number of days in such Related Month from, after and including the first day of such Related Month through and including the Vehicle Lease Expiration Date.

                 "Non-Repurchase Fleet Market Value" means, with respect to all Non-Repurchase Vehicles, as of any date of determination, the sum of the respective Fair Market Values of each Non-Repurchase Vehicle subject to this Agreement.

                 "Rent" means Monthly Base Rent, Monthly Variable Rent, Monthly Supplemental Rent and Additional Base Rent.

                 "VFR" for any period, is an interest rate equal to (i) the amount of interest accrued during such period with respect to all Series 1996-1 Notes divided by (ii) the average daily Invested Amounts of all Series 1996-1 Notes during such period.

         4.2.  Payment of Rent.  On each Due Date:

         4.2.1. Monthly Base Rent. Each Lessee shall pay to the Lessor all Monthly Base Rent that has accrued during the Related Month with respect to each Vehicle leased hereunder by such Lessee;

         4.2.2. Monthly Variable Rent. Each Lessee shall pay to the Lessor all Monthly Variable Rent that has accrued during the Related Month with respect to each Vehicle leased hereunder by such Lessee;

         4.2.3. Monthly Supplemental Rent. Each Lessee shall pay such Lessee's Share of an amount equal to the Monthly Supplemental Rent that has accrued during the Related Month less any earnings on Permitted Investments not taken into account in the calculation of Monthly Variable Rent; and

         4.2.4. Additional Base Rent. Each Lessee shall pay to the Lessor such Lessee's Share of an amount equal to the monthly Additional Base Rent that has accrued during the Related Month with respect to the Non-Repurchase Vehicles leased hereunder by such Lessee.

         4.3. Late Payment. In the event the relevant Lessee fails to remit payment of any amount due on or before the Due Date, the amount not paid will be considered delinquent and such Lessee will pay a late charge equal to the VFR plus 1%, times the delinquent amount for the period from the Due Date until such delinquent amount is received by the Trustee.

         4.4. Net Lease. THIS AGREEMENT SHALL BE A NET LEASE, AND EACH LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT OR REDUCTION FOR ANY REASON WHATSOEVER. The obligations and liabilities of each Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein including, without limitation, the right of each Lessee to reject vehicles pursuant to Section 2.2 hereof) for any reason, including without limitation: (i) any defect in the condition, merchantability, quality or fitness for use of the Vehicles or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Vehicles or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Vehicles or any part thereof; (iv) any defect in or any Lien on title to the Vehicles or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of the relevant Lessee or the Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the relevant Lessee, the Lessor or any other Person, or any action taken with respect to this Agreement by any trustee or receiver of any Person mentioned above, or by any court; (vii) any claim that the relevant Lessee has or might have against any Person, including without limitation the Lessor; (viii) any failure on the part of the Lessor to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity or unenforceability or disaffirmance of this Agreement or any provision hereof or any of the other Related Documents or any provision of any thereof, in each case whether against or by the relevant Lessee or otherwise;
(x) any insurance premiums payable by the relevant Lessee with respect to the Vehicles; or (xi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the relevant Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable. This Agreement shall be noncancelable by the Lessees and, except as expressly provided herein, each Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Agreement, or to any diminution or reduction of Rent payable by each Lessee hereunder. All payments by each Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, each Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. If for any reason whatsoever this

Agreement shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, each Lessee shall nonetheless pay an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Agreement as if it had not been terminated in whole or in part. All covenants and agreements of each Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated.

         5. INSURANCE. Team represents that it shall at all times maintain insurance coverage for each Team Lessee in accordance with the appropriate states' requirements and other requirements as set forth below. Each Non-Team Lessee represents that it shall at all times maintain insurance coverage for itself in full force and effect in accordance with the appropriate states' requirements and other requirements as set forth below.

         5.1. Personal Injury and Damage. Subject to applicable state and other requirements, Team and/or each Non- Team Lessee may self-insure against personal injury and damage claims arising from the use of the Vehicles. In addition, Team, or the Non-Team Lessees, as appropriate, will maintain with respect to each Lessee's properties and businesses insurance against loss or damage of the kind customarily insured against by corporations engaged in the same or similar businesses, of such types and in such amounts as are customarily carried by such similarly situated corporations.

         5.2. Delivery of Certificate of Insurance. Within 10 days after the date the Series 1996-1 Notes are issued (or, with respect to any additional party becoming a "Lessee" hereunder pursuant to the provisions of Section 24 hereof, within 10 days after such party becomes a "Lessee," hereunder), Team, on behalf of the Team Lessees, and each Non-Team Lessee shall deliver to the Lessor a certificate(s) of insurance naming the Lessor and the Trustee as additional insureds as to the items required by Section 5.1 hereinabove. Such insurance shall not be changed or canceled except as provided below in Section 5.3.

         5.3. Changes in Insurance Coverage. No changes shall be made in any of the foregoing insurance unless the prior written consent of the Lessor and the Trustee are first obtained. The Lessor may grant or withhold its consent to any proposed change in such insurance in its sole discretion. The Trustee shall be required to grant its consent to any proposed change in such insurance upon compliance with the following conditions:

                 (i) Team and/or the Non-Team Lessee or Lessees, as applicable, shall deliver not less than 30 days' prior written notice of any proposed change in such insurance to the Trustee, which notice shall contain a certification of a reputable insurance broker that is not affiliated with any member of the Lessee Group that the insurance program maintained by Team, on behalf of the Team Lessees, and by each Non-Team Lessee (after the taking effect of such proposed change) comports with industry standards for persons engaged in the rental car business and having net worth and operating income similar to that of such member of the Lessee Group; and

                 (ii) Team and/or the Non-Team Lessee or Lessees, as applicable, shall furnish to the Trustee a letter from each Rating Agency with respect to the outstanding Series 1996-1 Notes to the effect that such proposed change will not cause a reduction in or a withdrawal of such rating.

         6.  RISK OF LOSS AND CASUALTY OBLIGATION.

         6.1. Risk of Loss Borne by Lessee. Upon delivery of each Vehicle to the relevant Lessee, as between the Lessor and such Lessee, such Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition with respect to such Vehicle, however caused or occasioned, and all other risks and liabilities, including personal injury or death and property damage, arising with respect to any Vehicle or the manufacture, purchase, acceptance, rejection, ownership, delivery, leasing, subleasing, possession, use, inspection, registration, operation, condition, maintenance, repair, storage, sale, return or other disposition of such Vehicle, howsoever arising.

         6.2. Casualty. If a Vehicle becomes a Casualty, then the Lessee that is leasing such Vehicle will (i) promptly notify the Lessor thereof and (ii) promptly, but in no event more than fifteen (15) days after such Vehicle becomes a Casualty, pay to the Lessor the Net Book Value of each such Vehicle that is a Repurchase Vehicle or the Non- Repurchase Vehicle Value of each such Vehicle that is a Non-Repurchase Vehicle. Upon payment by the Lessee to the Lessor of the Net Book Value or the Non-Repurchase Vehicle Value, as applicable, of any Vehicle that has become a Casualty (i) the Lessor shall cause title to such Vehicle to be transferred to the relevant Lessee to facilitate liquidation of such Vehicle by the Lessee, (ii) such Lessee shall be entitled to any physical damage insurance proceeds applicable to such vehicle, and (iii) the Lien of the Trustee on such Vehicle shall be released by the Servicer.

         7. VEHICLE USE. So long as no Lease Event of Default, Liquidation Event or Limited Liquidation Event of Default has occurred and so long as no Lessee Partial Wind-Down Event has occurred with respect to the relevant Lessee (subject, however, to Section 2.6 hereof), such Lessee may use Vehicles leased hereunder in the regular course of business of such Lessee. Such use shall be confined primarily to the United States, with limited use in Canada and Mexico; provided, however, that the principal place of business or rental office of such Lessee with respect to the Vehicles is located in the United States. The relevant Lessee shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further actions as the Lessor, the Servicer or the Trustee shall from time to time reasonably request in order to establish, perfect and maintain the Lessor's title to and interest in the Vehicles and the Certificates of Title as against such Lessee or any third party in any applicable jurisdiction and to establish, perfect and maintain the Trustee's lien on the Vehicles and the Certificates of Title as a perfected first lien in any applicable jurisdiction. Each Lessee may, at the relevant Lessee's sole expense, change the place of principal location of any Vehicles. Notwithstanding the foregoing, no change of location shall be undertaken unless and until (i) all actions necessary to maintain the Lien of the Trustee on such Vehicles and the Certificates of Title with respect to such Vehicles shall have been taken and (ii) all legal requirements applicable to such Vehicles shall have been met or obtained. Following a Lease Event of Default, Lessee Partial Wind-Down Event, or, with respect to the Repurchase Vehicles, a Manufacturer Event of Default, and upon the Lessor's request, the relevant Lessee shall advise the Lessor in writing where all Vehicles leased hereunder as of such date are principally located. The Lessee shall not knowingly use any Vehicles or knowingly permit the same to be used for any unlawful purpose. Each Lessee shall use reasonable precautions to prevent loss or damage to Vehicles. Each Lessee shall comply with all applicable statutes, decrees, ordinances and regulations regarding acquiring, titling, registering, leasing, insuring and disposing of Vehicles and shall take reasonable steps to ensure that operators are licensed. Each Lessee and the Lessor agree that each Lessee shall perform, at its own expense, such Vehicle preparation and conditioning services with respect to Vehicles purchased by the Lessor from the Manufacturers as are customary. The Lessor or the Trustee or any authorized representative of the Lessor or the Trustee may during reasonable business hours from time to time, without disruption of each Lessee's business, subject to applicable law, inspect Vehicles and registration certificates, Certificates of Title and related documents covering Vehicles wherever the same shall be located. Each Lessee shall not sublease any Vehicles, nor shall such Lessee assign any right or interest herein or in any Vehicles; provided, however, that the foregoing shall not be deemed to prohibit the Lessees from renting Vehicles to third party customers in the ordinary course of their car rental businesses.

         8. LIENS. Except for Permitted Liens, each Lessee shall keep all Vehicles leased by it free of all Liens arising during the Term. Upon the Vehicle Lease Termination Date for each Vehicle leased hereunder should any such Lien exist the Lessor may, in its discretion, remove such Lien and any sum of money that may be paid by the Lessor in release or discharge thereof, including attorneys' fees and costs, will be paid by the Lessee upon demand by the Lessor. The Lessor may grant security interests in the Vehicles without consent of the relevant Lessee; provided, however, that if any such Liens would interfere with the rights of such Lessee under this Agreement, the Lessor must obtain the prior written consent of such Lessee. Each Lessee acknowledges that the granting of Liens and the taking of other actions pursuant to the Indenture and the Related Documents does not interfere with the rights of such Lessee under this Agreement.

         9. NON-DISTURBANCE. So long as each Lessee satisfies its obligations hereunder and no Lease Event of Default, Liquidation Event or of Limited Liquidation Event of Default has occurred and is continuing, its quiet enjoyment, possession and use of the Vehicles will not be disturbed during the Term subject, however, to Section 2.6 hereof and except that the Lessor and the Trustee each retains the right, but not the duty, to inspect the Vehicles without disturbing the ordinary conduct of such Lessee's business. Upon the request of the Lessor or the Trustee from time to time, each Lessee will make reasonable efforts to confirm to the Lessor and the Trustee the location, mileage and condition of each Vehicle and to make available for the Lessor's or the Trustee's inspection within a reasonable time period, not to exceed 45 days, the Vehicles at the location where the Vehicles are normally domiciled. Further, each Lessee will, during normal business hours and with a notice of 3 Business Days, make its records pertaining to the Vehicles available to the Lessor or the Trustee for inspection at the location where the Lessee's records are normally domiciled.

         10. REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES. The Lessee Group, at its expense, shall be responsible for proper registration and licensing of Vehicles, and titling of Vehicles in the name of the Lessor (with the Lien of the Trustee noted thereon) and, where required, shall have Vehicles inspected by any appropriate Governmental Authority; provided, however, that notwithstanding the foregoing, all Certificates of Title shall at all times remain in the custody of the Servicer in accordance with the provisions of the Indenture. The Lessee leasing such Vehicle shall be responsible for the payment of all registration fees, title fees, license fees, traffic summonses, penalties, judgments and fines incurred with respect to any Vehicle during the Vehicle Term for such Vehicle or imposed during the Vehicle Term for such Vehicle by any Governmental

Authority or any court of law or equity with respect to Vehicles in connection with the relevant Lessee's operation of Vehicles, and any such amounts paid by the Lessor, in its discretion, on the relevant Lessee's behalf will be reimbursed within 30 days of the Lessor notifying such Lessee of such payment. The Lessor agrees to execute a power of attorney in the form of Attachment B hereto (each, a "Power of Attorney"), and such other documents as may be necessary in order to allow the Lessees to title, register and dispose of the Vehicles; provided, however, that possession of all Certificates of Title shall at all times remain with the Servicer in accordance with the provisions of the Indenture and each Lessee acknowledges and agrees that it has no right, title or interest in or with respect to any Certificate of Title. Notwithstanding anything herein to the contrary, the Lessor may terminate such Power of Attorney as provided in Section 18 hereof.

         11. MAINTENANCE AND REPAIRS. Each Lessee shall pay for all maintenance and repairs to keep Vehicles in good working order and condition, and will maintain Vehicles as required in order to keep the Manufacturer's warranty in force, and in the case of Repurchase Vehicles, shall comply with all requirements of the related Repurchase Program to the extent necessary to maintain the eligibility of such Vehicles. Each Lessee will return Vehicles to an authorized Manufacturer facility or the relevant Lessee's Manufacturer authorized warranty station for warranty work. Each Lessee will comply with any Manufacturer's recall of any Vehicle. Each Lessee will pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Vehicles including, but not limited to, fuel, lubricants, and coolants. Any such expenses not paid by, or on behalf of, the relevant Lessee may, after 30 days notice to such Lessee, be paid by the Lessor and any expenses incurred by the Lessor on such Lessee's behalf for maintenance, repair, operation or use of Vehicles by such Lessee will be promptly reimbursed (in any event no later than the next monthly Due Date following such notice) by such Lessee to the Lessor in the amount paid by the Lessor. Each Lessee shall not make any material alterations to any vehicles without the prior consent of the Lessor. Any improvements or additions to any Vehicles shall become and remain the property of the Lessor, except that any addition to Vehicles made by the relevant Lessee shall remain the property of such Lessee if it can be disconnected from Vehicles without impairing the functioning of such Vehicles or its resale value, excluding such addition.

         12.  VEHICLE WARRANTIES.

         12.1. No Lessor Warranties. EACH LESSEE ACKNOWLEDGES THAT THE LESSOR IS NOT THE MANUFACTURER, THE AGENT OF THE MANUFACTURER, OR THE DISTRIBUTOR OF THE VEHICLES LEASED

HEREUNDER. THE LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE FITNESS, SAFENESS, DESIGN, MERCHANTABILITY, CONDITION, QUALITY, CAPACITY OR WORKMANSHIP OF THE LEASED VEHICLES NOR ANY WARRANTY THAT THE LEASED VEHICLES WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, AND AS BETWEEN THE LESSOR AND EACH LESSEE, EACH LESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. EACH LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE LESSOR AND ANY LEASED VEHICLE FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER AND, AS TO THE LESSOR, EACH LESSEE LEASES THE LEASED VEHICLES "AS IS." IN NO EVENT SHALL THE LESSOR BE LIABLE FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED.

         12.2. Manufacturer's Warranties. If a Vehicle is covered by a Manufacturer's warranty, each Lessee, during the Vehicle Term, shall have the right to make any claims under such warranty which the Lessor could make.

         13.  REPURCHASE VEHICLE USAGE GUIDELINES AND RETURN.

         13.1. Usage. As used herein "vehicle turn-in condition" with respect to each Repurchase Vehicle will be determined in accordance with the related Repurchase Program. Repurchase Vehicles not meeting the applicable Repurchase Program's vehicle turn-in condition guidelines will be purchased by the relevant Lessee in accordance with the Casualty procedure set forth in Section 6.2.

         13.2. Return. Each Lessee will return each Repurchase Vehicle (other than a Casualty) to the nearest related Manufacturer official auction or other facility designated by such Manufacturer at the relevant Lessee's sole expense. Each Lessee agrees that the Repurchase Vehicles will be in vehicle turn-in condition as specified in the applicable Repurchase Program. Any rebates or credits applicable to the unexpired term of any license plates for a Repurchase Vehicle shall inure to the benefit of the relevant Lessee.

         13.3. Termination Payments. (i) Upon receipt of payment of the Repurchase Price of each Repurchase Vehicle from the Manufacturer (or the receipt of payment of the Repurchase Price of each Repurchase Vehicle through an auction conducted by or through a Manufacturer), the Lessor will charge the relevant Lessee for any Excess Damage Charges, Excess Mileage Charges or early turnback surcharges as determined by the Manufacturer or its agent in accordance with the applicable Repurchase Program or (ii) upon receipt of the net proceeds from the sale of any Non-Repurchase Vehicle, the Lessor will charge the relevant Lessee for any damage charges or mileage charges as determined by the Lessor in its reasonable judgment (any such charges in (i) or

(ii) are referred to as a "Termination Payment").  The provisions of this
Section 13.3 will survive the expiration or earlier termination of the Term.

         13.4. Repurchase Price Interest. The applicable Lessee shall pay to the Lessor, as part of the Monthly Base Rent, interest accrued at a rate equal to the VFR on the Repurchase Price of each Repurchase Vehicle for the period between the Turnback Date for such Vehicle and receipt of such Repurchase Price by the Lessor from the Manufacturer ("Repurchase Price Interest"). The provisions of this Section 13.4 will survive the expiration or earlier termination of the Term.

         14. DISPOSITION PROCEDURE. Each Lessee will comply with the requirements of law and the requirements of the Repurchase Programs, with respect to Repurchase Vehicles, in connection with, among other things, the delivery of Certificates of Title and documents of transfer signed as necessary in connection with the sale of any Vehicle to a third party or return of such Vehicle in accordance with an Eligible Repurchase Program. In addition, with respect to the return of Repurchase Vehicles to a Manufacturer or the delivery of a Repurchase Vehicle to an authorized auction site, each Lessee shall also deliver a signed Condition Report and signed odometer statement to be submitted with the Repurchase Vehicles and accepted by the Manufacturer or its agent at the time of Repurchase Vehicle return or delivery, as applicable. If a Repurchase Vehicle is not returned to the Manufacturer and accepted by the Manufacturer, or delivered to an authorized auction site, prior to the Maximum Term with respect to such Repurchase Vehicle, the relevant Lessee shall purchase such Repurchase Vehicle for the appropriate Vehicle Purchase Price and pay the Lessor such amount within fifteen (15) days after the end of the Maximum Term (together with any Repurchase Price Interest accrued from the last day of the Maximum Term to the date that such payment is received by the Lessor).

         15. ODOMETER DISCLOSURE REQUIREMENT. Each Lessee agrees to comply with all requirements of law and, with respect to Repurchase Vehicles, all Repurchase Program requirements in connection with the transfer of ownership of any Vehicle by the Lessor, including, without limitation, the submission of any required odometer disclosure statement at the time of any such transfer of ownership.

         16.  GENERAL INDEMNITY.

         16.1. Indemnity by the Lessee. Each member of the Lessee Group agrees jointly and severally to indemnify and hold harmless the Lessor and the Lessor's directors, officers, agents and employees (collectively, the "Indemnified Persons"), against any and all claims, demands and liabilities of whatsoever nature and all costs and expenses relating to or in any way arising out of:

                 16.1.1. the ordering, delivery, acquisition, title on acquisition, rejection, installation, possession, titling, retitling, registration, re-registration, custody by the Lessee Group of title and registration documents, use, nonuse, misuse, operation, deficiency, defect, transportation, repair, control or disposition of any Vehicle leased hereunder or to be leased hereunder pursuant to a request by the relevant Lessee. The foregoing shall include, without limitation, any liability (or any alleged liability) of the Lessor to any third party arising out of any of the foregoing, including, without limitation, all legal fees, costs and disbursements arising out of such liability (or alleged liability);

                 16.1.2. all (i) federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature, including but not limited to license, qualification, registration, franchise, sales, use, gross receipts, ad valorem, business, property (real or personal), excise, motor vehicle, and occupation fees and taxes, and all federal, state and local income taxes (including any taxes which are payable by the Lessor as a result of it being a member of the consolidated Lessee Group), and penalties and interest thereon, whether assessed, levied against or payable by the Lessor or otherwise, with respect to any Vehicle or the acquisition, purchase, sale, rental, use, operation, control, ownership or disposition of any Vehicle or measured in any way by the value thereof or by the business of, investment in, or ownership by the Lessor with respect thereto and (ii) documentary, stamp, filing, recording, mortgage or other taxes, if any, which may be payable by the Lessor in connection with this Agreement or the other Related Documents;

                 16.1.3. any violation by the relevant member of the Lessee Group of this Agreement or of any Related Documents to which such member of the Lessee Group is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations or licenses of any governmental or public body or authority and all other requirements having the force of law applicable at any time to any Vehicle or any action or transaction by such member of the Lessee Group with respect thereto or pursuant to this Agreement;

                 16.1.4. all-out-of-pocket costs of the Lessor (including the fees and out-of-pocket expenses of counsel for the Lessor) in connection with the execution, delivery and performance of this Agreement and the other Related Documents, including, without limitation, overhead expenses and any and all fees of the Trustee, all fees payable in connection with any Enhancement, any and all fees of the Servicer under the Indenture, fees payable to the Rating Agencies and any underwriting or placement agency fees incurred in connection with the sale of the Notes;

                 16.1.5. all out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lessor, the Trustee or the Noteholders in connection with the administration, enforcement, waiver or amendment of this Agreement and any other Related Documents and all indemnification obligations of the Lessor under the Related Documents; and

                 16.1.6. all costs, fees, expenses, damages and liabilities (including, without limitation, the fees and out-of-pocket expenses of counsel) in connection with, or arising out of, any claim made by any third party against the Lessor for any reason (including, without limitation, with respect to Repurchase Vehicles in connection with any audit or investigation conducted by a Manufacturer under its Repurchase Program).

         16.2. Reimbursement Obligation by the Lessee Group. Each member of the Lessee Group shall forthwith upon demand reimburse the Lessor for any sum or sums expended with respect to any of the foregoing, or shall pay such amounts directly upon request from the Lessor; provided, however, that, if so requested by the relevant member of the Lessee Group, the Lessor shall submit to such member of the Lessee Group a statement documenting any such demand for reimbursement or prepayment. To the extent that the relevant member of the Lessee Group in fact indemnifies the Lessor under the indemnity provisions of this Agreement, such member of the Lessee Group shall be subrogated to the Lessor's rights in the affected transaction and shall have a right to determine the settlement of claims therein. The foregoing indemnity as contained in this
Section 16 shall survive the expiration or earlier termination of this Agreement or any lease of any Vehicle hereunder.

         16.3.  Defense of Claims.  Defense of any claim referred to in this
Section 16 for which indemnity may be required shall, at the option and request of the Indemnified Person, be conducted by the relevant member of the Lessee Group. The relevant member of the Lessee Group will inform the Indemnified Person of any such claim and of the defense thereof and will provide copies of material documents relating to any such claim or defense to such Indemnified Person upon request. Such Indemnified Person may participate in any such defense at its own expense provided such participation does not interfere with the relevant member of the Lessee Group's assertion of such claim or defense. The relevant member of the Lessee Group agrees that no Indemnified Person will be liable to such member of the Lessee Group for any claim caused directly or indirectly by the inadequacy of any Vehicle for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide such or any interruption or loss of service or use thereof or any loss of business, all of which shall be the risk and responsibility of such member of the Lessee Group. The rights and indemnities of each Indemnified Person hereunder are expressly made for the benefit of, and will be enforceable by, each Indemnified Person notwithstanding the fact that such Indemnified Person is either no longer a party to (or entitled to receive the benefits of) this Agreement, or was not a party to (or entitled to receive the benefits of) this Agreement at its outset. Except as otherwise set forth herein, nothing herein shall be deemed to require the relevant member of the Lessee Group to indemnify the Lessor for any of the Lessor's acts or omissions which constitute gross negligence or willful misconduct. This general indemnity shall not affect any claims of the type discussed above which the relevant member of the Lessee Group may have against the Manufacturer.

         17.  ASSIGNMENT

         17.1. Right of the Lessor to Assign this Agreement. The Lessor shall have the right to finance the acquisition and ownership of Vehicles by selling or assigning its right, title and interest in moneys due from each Lessee and any third party under this Agreement; provided, however, that any such sale or assignment shall be subject to the rights and interest of the relevant Lessee in such Vehicles, including but not limited to such Lessee's right of quiet and peaceful possession of the Vehicles as set forth in Section 9 hereof, and under this Agreement.

         17.2. Limitations on the Right of the Lessee to Assign this Agreement. Each Lessee shall not, except as provided in the Indenture, without prior written consent of the Lessor and the Trustee, assign this Agreement or any of its rights hereunder to any other party; provided, however, the relevant Lessee may rent such vehicles under the terms of such Lessee's normal daily rental programs. Any purported assignment in violation of this Section 17.2 shall be void and of no force or effect. Nothing contained herein shall be deemed to restrict the right of any Lessee to acquire or dispose of, by purchase, lease, financing, or otherwise, motor vehicles that are not subject to the provisions of this Agreement.

         18.  DEFAULT AND REMEDIES THEREFOR.

         18.1. Events of Default. Any one or more of the following will constitute an event of default (a "Lease Event of Default") as that term is used herein:

                 18.1.1. there occurs (i) a default in the payment of any Monthly Base Rent and the continuance thereof for a period of five days, (ii) a default in the payment of any Monthly Variable Rent, Monthly Supplemental Rent or, with respect to Non-Repurchase Vehicles, Additional Base Rent and the continuance thereof for five days or
         (iii) a default and continuance thereof for five Business Days after notice thereof by the Lessor or the Trustee to the Lessee Group in the payment of any amount payable under this Agreement (other than amounts described in clause (i) or (ii) above);

                 18.1.2. any unauthorized assignment or transfer of this Agreement by any member of the Lessee Group occurs;

                 18.1.3. the failure, in any material respect, of the Lessee Group to maintain, or cause to be maintained, insurance as required in
         Section 5 or Section 31.3;

                 18.1.4. subject to the provisions of Section 20 hereof regarding Lessee Partial Wind-Down Events, the failure of the Lessee Group to observe or perform any other material covenant, condition, agreement or provision hereof, including, but not limited to, usage and maintenance, and such default continues for more than thirty (30) days after the earlier to occur of (a) the date a Responsible Officer of the Lessee obtains knowledge of such default or (b) the date written notice thereof is delivered by the Lessor or the Trustee to such Lessee; provided, however, that if such failure cannot reasonably be cured within such thirty (30) day period, no Lease Event of Default shall result therefrom so long as, within such thirty (30) day period, such Lessee (i) commences to cure same, (ii) delivers written notice to the Lessor and the Trustee notifying the Lessor and the Trustee of such default and setting forth the steps such Lessee intends to take in order to cure such default and (iii) thereafter diligently prosecutes such cure to completion and completely cures such default on or before the fiftieth (50th) day after the earlier of the dates set forth in clause (a) and clause (b) above;

                 18.1.5. subject to the provisions of Section 20 hereof regarding Lessee Partial Wind-Down Events, if any representation or warranty made by the Lessee Group herein proves untrue in any material respect as of the date of the issuance or making thereof and is not cured within 30 days after notice thereof from the Lessor or the Trustee to the Lessee Group;

                 18.1.6. subject to the provisions of Section 20 hereof regarding Lessee Partial Wind-Down Events, an Event of Bankruptcy occurs with respect to any member of the Lessee Group; or

                 18.1.7. a Lease Event of Default occurs under the Amended and Restated Motor Vehicle Lease Agreement, dated as of December 1, 1996, or any other Non-Repurchase Vehicle Lease.

         18.2. Effect of Lease Event of Default. If (i) a Lease Event of Default described in Section 18.1.1, 18.1.2 or 18.1.6 shall occur, then the Monthly Base Rent (calculated as if all Vehicles had become a Casualty for the Related Month), the Monthly Variable Rent (calculated as if the full amount of interest, principal and other charges under the outstanding Series 1996-1 Notes were then due and payable in full), the Monthly Supplemental Rent (calculated as if the full amount of interest, principal and other charges under the outstanding Series 1996-1 Notes were then due and payable in full) and, with respect to Non-Repurchase Vehicles, the Additional Base Rent, if any, shall, automatically, without further action by the Lessor or the Trustee, become immediately due and payable or (ii) any other Lease Event of Default or any Liquidation Event of Default shall occur, the Lessor or the Trustee may declare the Rent (calculated as described in clause (i) above) to be due and payable, whereupon such Rent (as so calculated) shall, subject to Section 18.5, become immediately due and payable.

         18.3. Rights of Lessor Upon Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default. If a Lease Event of Default, Limited Liquidation Event of Default or Liquidation Event of Default shall occur, then the Lessor at its option may:

                 (i) Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee Group (or such member(s) thereof against which the Lessor determines to exercise its remedies hereunder) of the applicable covenants and terms of this Agreement or to recover damages for the breach hereof calculated in accordance with Section 18.5; or

                 (ii) By notice in writing to the Lessee Group (or such member(s) thereof against which the Lessor determines to exercise its remedies hereunder) following the occurrence of a Lease Event of Default, terminate this Agreement in its entirety (or in respect only of the applicable member(s) thereof) and/or the right of possession hereunder of the Lessee Group (or the applicable member(s) thereof) as to the Vehicles, and the Lessor may direct delivery by the Lessee Group (or the applicable member(s) thereof) of documents of title to the Vehicles, whereupon all rights and interests of the Lessee Group (or the applicable member(s) thereof) to the Vehicles will cease and terminate (but the Lessee Group (or the applicable member(s) thereof) will remain liable hereunder as herein; provided, however, the Lessee Group's liability will be calculated in accordance with Section 18.5); and thereupon, the Lessor or its agents may peaceably enter upon the premises of the applicable Lessee(s) or other premises where the Vehicles may be located and take possession of them and thenceforth hold, possess and enjoy the same free from any right of the Lessee Group (or the applicable member(s) thereof), or their successors or assigns, to use the Vehicles for any purpose whatsoever, and the Lessor will, nevertheless, have a right to recover from the Lessee Group (or the applicable member(s) thereof) any and all amounts which under the terms of Section 18.2 (as limited by Section 18.5) of this Agreement may be then due. The Lessor will provide the Lessee Group (or the applicable member(s) thereof) with written notice of the place and time of the sale at least five days prior to the proposed sale, which shall be deemed commercially reasonable, and any Lessee may purchase the Vehicle(s) at the sale. Each and every power and remedy hereby specifically given to the Lessor will be in addition to every other power and remedy hereby specifically given or now or hereafter existing at law, in equity or in bankruptcy and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor; provided, however, that the measure of damages recoverable against the Lessees will in any case be calculated in accordance with Section
         18.5. All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein. Any extension of time for payment hereunder or other indulgence duly granted to the Lessee Group (or the applicable member(s) thereof) will not otherwise alter or affect the Lessor's rights or the obligations hereunder of the Lessee Group (or the applicable member(s) thereof). The Lessor's acceptance of any payment after it will have become due hereunder will not be deemed to alter or affect the Lessor's rights hereunder with respect to any subsequent payments or defaults herein; or

                 (iii) By notice in writing to the Lessee Group (or such member(s) thereof against which the Lessor determines to exercise its remedies hereunder), terminate the Power of Attorney.

         18.4. Rights of Trustee Upon Liquidation Event of Default, Limited Liquidation Event of Default and Non-Performance of Certain Covenants.

                 (i) If a Liquidation Event of Default or a Limited Liquidation Event of Default or, with respect to Repurchase Vehicles, a Manufacturer Event of Default, shall have occurred and be continuing, the Lessor and the Trustee, to the extent provided in the Indenture, shall have the rights against the Guarantor, each Lessee, each Manufacturer in connection with any Manufacturer Event of Default and the Collateral provided in the Indenture (including, without limitation, in connection with a Manufacturer Event of Default, the rights granted under Section 9.3 of the Indenture) upon a Liquidation Event of Default or Limited Liquidation Event of Default, including the right to take possession of all Vehicles immediately from the Lessees.

                 (ii) With respect to Repurchase Vehicles, if the Guarantor or any Lessee shall default in the due performance and observance of any of its obligations under Section 31.3, 31.4, 31.5(iv), 31.8, 32.3 or
         32.4 hereof, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Guarantor by the Lessor, the Lessor or the Trustee, as assignee of the Lessor's rights hereunder, shall have the ability to exercise all rights, remedies, powers, privileges and claims of the Guarantor or any Lessee against the Manufacturers under or in connection with the Repurchase Programs with respect to (i) Repurchase Vehicles the Guarantor or any Lessee has determined to turn back to the Manufacturers under such Repurchase Programs and (ii) whether or not the Guarantor or any Lessee shall then have determined to turn back such Repurchase Vehicles, any Repurchase Vehicles for which the applicable Repurchase Period will end within one week or less.

                 (iii) Upon a default in the performance (after giving effect to any grace periods provided herein) by the Guarantor or any Lessee of its obligations hereunder to keep the Vehicles free of Liens and to maintain the Trustee's Lien perfected on the Collateral, the Trustee shall have the right to take actions reasonably necessary to correct such default with respect to the subject Vehicles including the execution of UCC financing statements with respect to Repurchase Programs and other general intangibles, and the completion of Vehicle Perfection and Documentation Requirements on behalf of the Guarantor or the Lessee as applicable.

                 (iv) Upon the occurrence of a Liquidation Event of Default or Limited Liquidation Event of Default, the Guarantor and each Lessee will return any Repurchase Vehicles to the related Manufacturer in accordance with the instructions of the Lessor.

                 (v) Upon the occurrence of a Liquidation Event of Default or Limited Liquidation Event of Default, the Lessor shall have the right to dispose of (x) those Repurchase Vehicles not accepted by the related Manufacturer under the applicable Repurchase Program pursuant to clause (iv) above and (y) the Non-Repurchase Vehicles and to direct the Guarantor or the applicable Lessee to dispose of such Vehicles in accordance with its instructions. In addition, the Lessor shall have all of the rights, remedies, powers, privileges and claims vis-a-vis the Guarantor or any Lessee, necessary or desirable to allow the Trustee to exercise the rights, remedies, powers, privileges and claims given to the Trustee pursuant to Section 9.2 and, with respect to Repurchase Vehicles, Section 9.3 of the Base Indenture and the Guarantor and each Lessee acknowledges that it has hereby granted to the Lessor all of the rights, remedies, powers, privileges and claims granted to the Trustee pursuant to Article 9 of the Base Indenture and that, under certain circumstances set forth in the Base Indenture, the Trustee may act in lieu of the Lessor in the exercise of such rights, remedies, powers, privileges and claims.

         18.5. Measure of Damages. If a Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default occurs and the Lessor or the Trustee exercises the remedies granted to the Lessor or the Trustee under this Article 18, the amount that the Lessor shall be permitted to recover shall be equal to:

                 (i) all Rent under this Agreement (calculated as provided in Section 18.2); plus

                 (ii) any damages and expenses, including reasonable attorneys' fees and expenses (and including net after-tax losses of federal and state income tax benefits to which the Lessor would otherwise be entitled under this Agreement), which the Lessor or the Trustee will have sustained by reason of the Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default, together with reasonable sums for such attorneys' fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Vehicles or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection; plus

                 (iii) all other amounts due and payable under this Agreement; plus

                 (iv) interest on amounts due and unpaid under this Agreement at the VFR plus 1% from time to time computed from the date of the Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default or the date payments were originally due the Lessor under this Agreement or from the date of each expenditure by the Lessor which is recoverable from the Lessees pursuant to this
         Section 18, as applicable, to and including the date payments are made by the Lessees; minus

                 (v) an amount equal to all sums realized by the Lessor or the Trustee from the liquidation of the Vehicles leased hereunder (either by receipt of payment from the Manufacturers under Repurchase Programs, from sales of Vehicles to third parties, or otherwise); provided, however, if an Eligible Repurchase Vehicle is turned back to the Manufacturer under the applicable Repurchase Program and accepted for repurchase by such Manufacturer (as evidenced by a Condition Report indicating that such Repurchase Vehicle conforms to the requirements for repurchase under such Repurchase Program) the Lessor and the Trustee shall be deemed to have received on account of this clause (y) an amount equal to the Net Book Value of such Repurchase Vehicle (less (a) any Termination Payments and (b) Repurchase Price Interest (calculated assuming that payment of the Repurchase Price will be received on the 60th day after the Turnback Date)) payable in respect of such Repurchase Vehicle).

         18.6. Application of Proceeds. The proceeds of any sale or other disposition pursuant to Section 18.3 or 18.4 shall be applied in the following order: (i) to the reasonable costs and expenses incurred by the Lessor in connection with such sale or disposition, including any reasonable costs associated with repairing any Vehicles, and reasonable attorneys' fees in connection with the enforcement of this Agreement, (ii) to the payment of outstanding Rent (such payments to be applied first to outstanding Monthly Variable Rent, then to outstanding Monthly Supplemental Rent, then to outstanding Monthly Base Rent, and then, with respect to proceeds related to any Non-Repurchase Vehicles, to outstanding Additional Base Rent), (iii) to the payment of all other amounts due hereunder, and (iv) any remaining amounts to the Lessor, or such Person(s) as may be lawfully entitled thereto.

         19. MANUFACTURER EVENTS OF DEFAULT. Upon the occurrence of any of the following events (each, a "Manufacturer Event of Default") with respect to any Manufacturer (subject to the provisions of Section 21 hereof regarding Eligibility Waiver Events), the relevant Lessee on behalf of the Lessor (a) shall no longer place Vehicle Orders for (x) any additional Vehicles in the event of any Manufacturer Event of Default arising under Section 19.1, 19.3 or
19.4 or (y) any additional Repurchase Vehicles in the event of any Manufacturer Event of Default arising under Section 19.2 or 19.5, from such Manufacturer (each, a "Defaulting Manufacturer") and (b) shall cancel any Vehicle Order with such Defaulting Manufacturer to which a VIN has not been assigned as of the date such Manufacturer Event of Default occurs:

         19.1. The failure of such Manufacturer to pay any amount when due pursuant to the related Repurchase Program with respect to a Repurchase Vehicle turned in to such Manufacturer or delivered to an authorized auction site pursuant to the related Repurchase Program; provided, however, that such failure continues for more than ninety (90) days following the Turnback Date such that the aggregate of any such amounts not paid for more than 90 days are in the aggregate in excess of $2,000,000 net of amounts that are the subject of a good faith dispute as evidenced in writing by either a member of the Lessee Group or the Manufacturer questioning the accuracy of the amounts paid or payable in respect of certain Repurchase Vehicles tendered for repurchase, or delivered to an authorized auction site, under a Repurchase Program.

         19.2. The termination of such Manufacturer's Repurchase Program (subject to the provisions of Section 21 hereof regarding Eligibility Waiver Events).

         19.3. The occurrence of an Event of Bankruptcy with respect to such Manufacturer.

         19.4. Such Manufacturer is no longer an Eligible Manufacturer in the case of Repurchase Vehicles, or Eligible Non-Repurchase Manufacturer, in the case of Non-Repurchase Vehicles.

         19.5. The Repurchase Program of a Manufacturer shall no longer be an Eligible Repurchase Program (subject, in each case, to the provisions of Section 21 hereof regarding Eligibility Waiver Events).

         20. LESSEE PARTIAL WIND-DOWN EVENTS. Upon the occurrence of any of the events described in Sections 18.1.4, 18.1.5, or 18.1.6 with respect to any member (such member, the "Defaulting Lessee") of the Lessee Group other than the Guarantor (a "Lessee Partial Wind-Down Event"), then such Defaulting Lessee shall (a) no longer place Series 1996-1 Vehicle Orders for additional Vehicles and (b) shall cancel Series 1996-1 Vehicle Orders for Vehicles; provided, however, that if a Series 1996-1 Vehicle Order has been placed for a Manufacturer Acquired Vehicle and the related Manufacturer has assigned a VIN as of the date such Lessee Partial Wind-Down Event occurs, then such Series 1996-1 Vehicle Order will not be canceled. In the case of a Lessee Partial Wind-Down Event, the Lessor may (i) exercise any right or remedy in respect only of such Defaulting Lessee provided for pursuant to the provisions of Section 18.3 or 18.4 hereof and (ii) terminate the Power of Attorney with respect to such Defaulting Lessee.

         21. ELIGIBILITY WAIVER EVENTS. In the event that a Manufacturer Event of Default occurs by reason of an event stated in Section 19.2 or 19.5 (a "Manufacturer Wind-Down Event"), then if (i) the Series Supplement for any Series of Notes outstanding under the Indenture provides for the right of all or less than all of the Noteholders to waive such Manufacturer Wind-Down Event and (ii) the Requisite Noteholders in respect of any Series of Notes waives such Manufacturer Wind-Down Event, the Lessees may continue to place Vehicle Orders for the purchase of Repurchase Vehicles or Non-Repurchase Vehicles from such Defaulting Manufacturer through this Agreement; provided, however, the total Net Book Value of all Repurchase Vehicles or Non-Repurchase Vehicles leased hereunder through any Defaulting Manufacturer shall not exceed the Maximum Defaulting Manufacturer Percentage of the Net Book Value of all Repurchase Vehicles or Non- Repurchase Vehicles leased under this Agreement; and, provided, further, that in the event a Lessee seeks any such waiver of a Manufacturer Wind-Down Event such Lessee shall in connection therewith propose a Maximum Defaulting Manufacturer Percentage for such Defaulting Manufacturer and the resulting Maximum Defaulting Manufacturer Percentage shall equal that percentage of the proposed Maximum Defaulting Manufacturer Percentage which corresponds to the percentage of Noteholders which consent to such waiver. Any such waiver by any such Requisite Noteholders shall be referred to as an "Eligibility Waiver Event".

         22. CERTIFICATION OF TRADE OR BUSINESS USE. Each Lessee hereby warrants and certifies, under penalties of perjury, that (1) such Lessee intends that more than 50 percent of the use of the Vehicles listed on the Supplemental Document(s), attached hereto and made a part hereof, which are subject to this Agreement, are to be used in a trade or business of such Lessee, and (2) such Lessee has been advised that it will not be treated as the owner of the Vehicle(s) for federal income tax purposes.

         23. SURVIVAL. In the event that, during the term of this Agreement, any member of the Lessee Group becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Agreement, until all such amounts are paid or reimbursed by such Lessee.

         24.  ADDITIONAL LESSEES.

         24.1. Additional Affiliate and Subsidiary Lessees. Any Affiliate of or direct or indirect Subsidiary of the Guarantor (each, a "Guarantor Subsidiary") shall have the right to become a "Lessee" under and pursuant to the terms of this Agreement by complying with the provisions of this Section
24.1. In the event a Guarantor Subsidiary desires to become a "Lessee" under this Agreement, then the Guarantor and such Guarantor Subsidiary shall execute (if appropriate) and deliver to the Lessor and the Trustee:

                 (i) a Joinder in Lease Agreement in the form attached hereto as Attachment C-1 (each, an "Affiliate Joinder in Lease");

                 (ii) the certificate of incorporation for such Guarantor Subsidiary, duly certified by the Secretary of State of the jurisdiction of such Guarantor Subsidiary's incorporation, together with a copy of the by-laws of such Guarantor Subsidiary, duly certified by a Secretary or Assistant Secretary of such Guarantor Subsidiary;

                 (iii) copies of resolutions of the Board of Directors of such Guarantor Subsidiary authorizing or ratifying the execution, delivery and performance, respectively, of those documents and matters required of it with respect to this Agreement, duly certified by the Secretary or Assistant Secretary of such Guarantor Subsidiary;

                 (iv) a certificate of the Secretary or Assistant Secretary of such Guarantor Subsidiary certifying the names of the individual or individuals authorized to sign the Affiliate Joinder in Lease Agreement and the other Related Documents to be executed by it, together with samples of the true signatures of each such individual;

                 (v) a good standing certificate for such Guarantor Subsidiary in the jurisdiction of its incorporation and the jurisdiction of its principal place of business;

                 (vi) a written search report from a Person satisfactory to the Lessor and the Trustee listing all effective financing statements that name such Guarantor Subsidiary as debtor or assignor, and that are filed in the jurisdictions in which filings were made pursuant to clause (vii) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Lessor and the Trustee showing no evidence of liens filed against such Guarantor Subsidiary that purport to affect any Vehicles leased hereunder or any Collateral under the Indenture;

                 (vii) evidence of the filing of proper financing statements on Form UCC-1 naming such Guarantor Subsidiary, as debtor, and the Lessor as secured party covering the collateral described in Section 2(b) hereof;

                 (viii) an Officers' Certificate and an opinion of counsel each stating that such joinder by such Guarantor Subsidiary complies with this Section 24.1 and that all conditions precedent herein provided for relating to such transaction have been complied with;

                 (ix) a statement from each of the Rating Agencies that such Guarantor Subsidiary becoming a "Lessee" under this Agreement will not cause a failure to meet the Rating Agency Condition; and

                 (x) any additional documentation that the Lessor or the Trustee may require to evidence the assumption by such Guarantor Subsidiary of the obligations and liabilities set forth in this Agreement.

Upon satisfaction of the foregoing conditions and receipt by such Guarantor Subsidiary of the applicable Affiliate Joinder in Lease executed by the Lessor, such Guarantor Subsidiary shall for all purposes be deemed to be a "Lessee" for purposes of this Agreement and shall be entitled to the benefits and subject to the liabilities and obligations of a Lessee hereunder.

         24.2. Additional Non-Affiliate Lessees. Any party which is not an Affiliate of the Guarantor (each, a "Non- Affiliate") shall have the right to become a "Lessee" under and pursuant to the terms of this Agreement by complying with the provisions of this Section 24.2. In the event a Non-Affiliate desires to become a "Lessee" under this Agreement, then the Guarantor and such Non-Affiliate shall execute (if appropriate) and deliver to the Lessor and the Trustee:

                 (i) a Joinder in Lease Agreement in the form attached hereto as Attachment C-2 (each, a "Non-Affiliate Joinder in Lease");

                 (ii) the certificate of incorporation for such Non-Affiliate, duly certified by the Secretary of State of the jurisdiction of such Non-Affiliate's incorporation, together with a copy of the by-laws of such Non- Affiliate, duly certified by a Secretary or Assistant Secretary of such Non-Affiliate;

                 (iii) copies of resolutions of the Board of Directors of such Non-Affiliate authorizing or ratifying the execution, delivery and performance, respectively, of those documents and matters required of it with respect to this Agreement, duly certified by the Secretary or Assistant Secretary of such Non-Affiliate;

                 (iv) a certificate of the Secretary or Assistant Secretary of such Non-Affiliate certifying the names of the individual or individuals authorized to sign the Non-Affiliate Joinder in Lease and the other Related Documents to be executed by it, together with samples of the true signatures of each such individual;

                 (v) a good standing certificate for such Non-Affiliate in the jurisdiction of its incorporation and the jurisdiction of its principal place of business;

                 (vi) a written search report from a Person satisfactory to the Lessor and the Trustee listing all effective financing statements that name such Non-Affiliate as debtor or assignor, and that are filed in the jurisdictions in which filings were made pursuant to clause
         (vii) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Lessor and the Trustee showing no evidence of liens filed against such Non-Affiliate that purport to affect any Vehicles leased hereunder or any Collateral under the Indenture;

                 (vii) evidence of the filing of proper financing statements on Form UCC-1 naming such Non-Affiliate, as debtor, and the Lessor as secured party covering the collateral described in Section 2(b) hereof;

                 (viii) an Officers' Certificate and an opinion of counsel each stating that such joinder by such Non- Affiliate complies with this Section 24.2 and that all conditions precedent herein provided for relating to such transaction have been complied with;

                 (ix) a statement from each of the Rating Agencies that such Non-Affiliate becoming a "Lessee" under this Agreement will not cause a failure to meet the Rating Agency Condition; and

                 (x) any additional documentation that the Lessor or the Trustee may require to evidence the assumption by such

         Non-Affiliate of the obligations and liabilities set forth in this Agreement.

Upon satisfaction of the foregoing conditions and receipt by such Non-Affiliate of the applicable Non-Affiliate Joinder in Lease executed by the Lessor, such Non-Affiliate shall for all purposes be deemed to be a "Lessee" for purposes of this Agreement and shall be entitled to the benefits and subject to the liabilities and obligations of a Lessee hereunder.

         25. TITLE. This is an agreement to lease only and title to Vehicles will at all times remain in the Lessor's name. No member of the Lessee Group will have any rights or interest in Vehicles whatsoever other than the right of possession and use as provided by this Agreement.

         26.  GUARANTY.

         26.1. Guaranty. In order to induce the Lessor to execute and deliver this Agreement and to lease Vehicles to the Lessees, and in consideration thereof, the Guarantor hereby (i) unconditionally and irrevocably guarantees to the Lessor the obligations of the Lessees to make any payments required to be made by them under this Agreement, (ii) agrees to cause the Lessees to duly and punctually perform and observe all of the terms, conditions, covenants, agreements and indemnities of the Lessees under this Agreement, and (iii) agrees that, if for any reason whatsoever, any Lessee fails to so perform and observe such terms, conditions, covenants, agreements and indemnities, the Guarantor will duly and punctually perform and observe the same (the obligations referred to in clauses (i) through (iii) above are collectively referred to as the "Guaranteed Obligations"). The liabilities and obligations of the Guarantor under the guaranty contained in this Section 26 (this "Guaranty") will be absolute and unconditional under all circumstances. This Guaranty shall be a guaranty of payment and not of collection, and the Guarantor hereby agrees that it shall not be required that the Lessor or the Trustee assert or enforce any rights against any of the Lessees or any other person before or as a condition to the obligations of the Guarantor pursuant to this Guaranty.

         26.2. Scope of Guarantor's Liability. The Guarantor's obligations hereunder are independent of the obligations of the Lessees, any other guarantor or any other Person, and the Lessor may enforce any of its rights hereunder independently of any other right or remedy that the Lessor may at any time hold with respect to this Agreement or any security or other guaranty therefor. Without limiting the generality of the foregoing, the Lessor may bring a separate action against the Guarantor without first proceeding against any of the Lessees, any other guarantor or any other Person, or any security held by the Lessor, and regardless of whether the Lessees or any other guarantor or any other Person is joined in any such action. The Guarantor's liability hereunder shall at all times remain effective with respect to the full amount due from the Lessees hereunder, notwithstanding any limitations on the liability of the Lessees to the Lessor contained in any of the Related Documents or elsewhere. The Lessor's rights hereunder shall not be exhausted by any action taken by the Lessor until all Guaranteed obligations have been fully paid and performed. The liability of the Guarantor hereunder shall be reinstated and revived, and the rights of the Lessor shall continue, with respect to any amount at any time paid on account of the Guaranteed Obligations which shall thereafter be required to be restored or returned by the Lessor upon the bankruptcy, insolvency or reorganization of any of the Lessees, any other guarantor or any other Person, or otherwise, all as though such amount had not been paid.

         26.3. Lessor's Right to Amend this Agreement, Etc. The Guarantor authorizes the Lessor, at any time and from time to time without notice and without affecting the liability of the Guarantor hereunder, to: (a) alter the terms of all or any part of the Guaranteed Obligations and any security and guaranties therefor including without limitation modification of times for payment and rates of interest; (b) accept new or additional instruments, documents, agreements, security or guaranties in connection with all or any part of the Guaranteed Obligations; (c) accept partial payments on the Guaranteed Obligations; (d) waive, release, reconvey, terminate, abandon, subordinate, exchange, substitute, transfer, compound, compromise, liquidate and enforce all or any part of the Guaranteed Obligations and any security or guaranties therefor, and apply any such security and direct the order or manner of sale thereof (and bid and purchase at any such sale), as the Lessor in its discretion may determine; (e) release any Lessee, any guarantor or any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations; and (f) assign its rights under this Guaranty in whole or in part.

         26.4. Waiver of Certain Rights by Guarantor. The Guarantor hereby waives each of the following to the fullest extent allowed by law:

                 (a) all statutes of limitation as a defense to any action brought by the Lessor against the Guarantor;

                 (b)      any defense based upon:

                          (i) the unenforceability or invalidity of all or any part of the Guaranteed Obligations or any security or other guaranty for the Guaranteed Obligations or the lack of perfection or failure of priority of any security for the Guaranteed Obligations; or

                          (ii) any act or omission of the Lessor or any other Person that directly or indirectly results in the discharge or release of any of the Lessees or any other Person or any of the Guaranteed Obligations or any security therefor; or

                          (iii) any disability or any other defense of any Lessee or any other Person with respect to the Guaranteed Obligations, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

                 (c) any right (whether now or hereafter existing) to require the Lessor, as a condition to the enforcement of this Guaranty, to:

                          (i)    accelerate the Guaranteed Obligations;

                          (ii) give notice to the Guarantor of the terms, time and place of any public or private sale of any security for the Guaranteed Obligations; or

                          (iii)  proceed against any Lessee, any other
                 guarantor or any other Person, or proceed against or exhaust any security for the Guaranteed Obligations;

                 (d) all rights of subrogation, all rights to enforce any remedy that the Lessor now or hereafter has against any Lessee or any other Person, and any benefit of, and right to participate in, any security now or hereafter held by the Lessor with respect to the Guaranteed Obligations;

                 (e) presentment, demand, protest and notice of any kind, including without limitation notices of default and notice of acceptance of this Guaranty;

                 (f) all suretyship defenses and rights of every nature otherwise available under New York law and the laws of any other jurisdiction; and

                 (g) all other rights and defenses the assertion or exercise of which would in any way diminish the liability of the Guarantor hereunder.

         26.5. Lessees' Obligations to Guarantor and Guarantor's Obligations to Lessees Subordinated. Until all of the Guaranteed Obligations have been paid in full, the Guarantor agrees that all existing and future debts, obligations and liabilities of the

Lessees to the Guarantor or the Guarantor to any of the Lessees (hereinafter collectively referred to as "Subordinated Debt") shall be and hereby are expressly subordinated to the Guaranteed Obligations on the terms set forth in clauses (a) through (e) below, and the payment thereof is expressly deferred in right of payment to the prior payment in full of the Guaranteed Obligations. For purposes of this Section 26.5, to the extent the Guaranteed Obligations consist of the obligation to pay money, the Guaranteed Obligations shall not be deemed paid in full unless and until paid in full in cash.

                 (a) Upon any distribution of assets of the Guarantor or any Lessee upon any dissolution, winding up, liquidation or reorganization of such Lessee, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Guarantor or such Lessee, or otherwise:

                          (i) the holders of the Guaranteed Obligations shall be entitled to receive payment in full of the Guaranteed Obligations before the Guarantor or the Lessee, as the case may be, is entitled to receive any payment on account of the Subordinated Debt;

                          (ii) any payment by, or distribution of assets of, the Guarantor or such Lessee of any kind or character, whether in cash, property or securities, to which such Lessee or the Guarantor would be entitled except for this subordination shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee, or otherwise, directly to the holders of the Guaranteed Obligations to be held as additional security for the Guaranteed Obligations in an interest bearing account until the Guaranteed Obligations have been paid in full; and

                          (iii) if, notwithstanding the foregoing, any payment by, or distribution of assets of, the Guarantor or such Lessee of any kind or character, whether in cash, property or securities, in respect of any Subordinated Debt shall be received by such Lessee or the Guarantor before the Guaranteed Obligations are paid in full, such payment or distribution shall be held in trust in an interest bearing account of the Guarantor or such Lessee, as appropriate, and immediately paid over in kind to the holders of the Guaranteed Obligations until the Guaranteed Obligations have been paid in full.

                 (b) The Guarantor authorizes and directs each Lessee and each Lessee authorizes and directs the Guarantor to take such action as may be necessary or appropriate to effectuate and maintain the subordination provided herein.

                 (c) No right of any holder of the Guaranteed Obligations to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor, any Lessee, the Lessor or any other Person or by any noncompliance by the Guarantor, any Lessee, the Lessor or any other Person with the terms, provisions and covenants hereof or of the Related Documents regardless of any knowledge thereof that any such holder of the Guaranteed Obligations may have or be otherwise charged with.

                 (d) Nothing express or implied herein shall give any Person other than the Lessees, the Lessor, the Trustee and the Guarantor any benefit or any legal or equitable right, remedy or claim hereunder.

                 (e) If the Guarantor shall institute or participate in any suit, action or proceeding against any Lessee or any Lessee shall institute or participate in any suit, action or proceeding against the Guarantor, in violation of the terms hereof, such Lessee or the Guarantor, as the case may be, may interpose as a defense or dilatory plea this subordination, and the holders of the Guaranteed Obligations are irrevocably authorized to intervene and to interpose such defense or plea in their name or in such Lessee's or the Guarantor's, as the case may be, name.

         26.6. Guarantor to Pay Lessor's Expenses. The Guarantor agrees to pay to the Lessor, on demand, all costs and expenses, including attorneys' and other professional and paraprofessional fees, incurred by the Lessor in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith. Until paid to the Lessor, such amounts shall bear interest, commencing with the Lessor's demand therefor, at the VFR plus 1%.

         26.7. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the amounts payable by any Lessee under this Agreement is rescinded or must otherwise be restored or returned by the Lessor, upon an event of bankruptcy, dissolution, liquidation or reorganization of any member of the Lessee Group or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any member of the Lessee Group or any substantial part of their respective property, or otherwise, all as though such payment had not been made.

         26.8. Pari Passu Indebtedness. The Guarantor (i) represents and warrants that, as of the date hereof, the obligations of the Guarantor under this Guaranty will rank pari passu with any existing unsecured indebtedness of the Guarantor and (ii) covenants and agrees that from and after the date hereof the obligations of the Guarantor under this Guaranty will rank pari passu with any unsecured indebtedness of the Guarantor incurred after the date hereof.

         27. RIGHTS OF LESSOR ASSIGNED TO TRUSTEE. Notwithstanding anything to the contrary contained in this Agreement, each member of the Lessee Group acknowledges that the Lessor has assigned all of its rights under this Agreement to the Trustee. Accordingly, each member of the Lessee Group agrees that:

                 (i) Subject to the terms of the Indenture, the Trustee shall have all the rights, powers, privileges and remedies of the Lessor hereunder and the Guarantor's and the relevant Lessee's obligations hereunder shall not be subject to any claim or defense which the Guarantor or such Lessee may have against the Lessor (other than the defense of payment actually made). Specifically, each member of the Lessee Group agrees that, upon the occurrence of an Amortization Event or, subject to the provisions of Section 20 hereof, a Lessee Partial Wind-Down Event or, with respect to Repurchase Vehicles, subject to the provisions of Section 19, a Manufacturer Event of Default, the Trustee may exercise (for and on behalf of the Lessor) any right or remedy against any member of the Lessee Group provided for herein and no member of the Lessee Group will interpose as a defense that such claim should have been asserted by the Lessor;

                 (ii) Upon the delivery by the Trustee of any notice to any member of the Lessee Group stating that a Manufacturer Event of Default, an Amortization Event or Lessee Partial Wind-Down Event with respect to such Lessee has occurred, then such member of the Lessee Group, will, if so requested by the Trustee, treat the Trustee or the Trustee's designee for all purposes as the Lessor hereunder and in all respects comply with all obligations under this Agreement that are asserted by the Trustee as the successor to the Lessor hereunder, irrespective of whether such member of the Lessee Group has received any such notice from the Lessor; provided, however, the Trustee, shall in no event be liable to any Lessee for any action taken by it in its capacity as successor to the Lessor other than actions that constitute negligence or willful misconduct;

                 (iii) Each member of the Lessee Group acknowledges that pursuant to the Indenture the Lessor has irrevocably authorized and directed such member of the Lessee Group to, and each such member of the Lessee Group shall, make payments of Rent hereunder (and any other payments hereunder) directly to the Trustee for deposit in the Collection Account established by the Trustee for receipt of such payments pursuant to the Indenture and such payments shall discharge the obligation of such member of the Lessee Group to the Lessor hereunder to the extent of such payments. Upon written notice to the relevant member of the Lessee Group of a sale or assignment by the Trustee of its right, title and interest in moneys due under this Agreement to a successor Trustee, such member of the Lessee Group shall thereafter make payments of all Rent (and any other payments hereunder) to the party specified in such notice; and

                 (iv) Upon request made by the Trustee at any time, each member of the Lessee Group will take such actions as are requested by the Trustee to assist the Trustee in maintaining the Trustee's perfected security interest in the Vehicles leased under this Agreement, the Certificates of Title with respect thereto, the Collateral pursuant to the Indenture and the collateral granted to the Lessor pursuant to Section 2(b) (such grant of collateral to be effective as of the date of this Agreement, but only in the event that this Agreement is recharacterized as described in such Section 2(b)).

         28. RIGHT OF LESSEE TO DELEGATE RIGHTS AND OBLIGATIONS HEREUNDER TO GUARANTOR. If and for so long as the Guarantor is acting as the Servicer under the Indenture, any Lessee shall be permitted to delegate to the Guarantor (acting in such capacity) its rights and obligations under this Agreement, including, without limitation, its rights and obligations under Sections 10 and 11 hereof. No such delegation of rights or obligations shall, however, operate in any manner to release any such delegating Lessee from any of its obligations under this Agreement.

         29. MODIFICATION AND SEVERABILITY. The terms of this Agreement will not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by the Lessor and each Lessee and consented to in writing by the Trustee. If any part of this Agreement is not valid or enforceable according to law, all other parts will remain enforceable. The Lessor shall provide prompt written notice to each Rating Agency of any such waiver, modification or amendment.

         30. CERTAIN REPRESENTATIONS AND WARRANTIES. Each Lessee represents and warrants to the Lessor and the Trustee as to itself and as to each other Lessee, and the Guarantor represents and warrants to the Lessor and the Trustee as to itself and as to each Lessee, that as of the Closing Date with respect to the Series 1996-1 Notes:

         30.1. Due Organization, Authorization, Etc. The Guarantor and each Lessee is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified and in good standing in each jurisdiction where, because of the nature of its activities or properties, the failure so to qualify would have a Material Adverse Effect on such Lessee or the Guarantor, as applicable. The execution, delivery and performance by the Guarantor and each Lessee of this Agreement and the other Related Documents to be executed and delivered by it are within its corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, shareholder approval, if required), have received all necessary governmental and other consents and approvals (if any shall be required), and do not and will not contravene or conflict with, or create a default, breach, Lien or right of termination or acceleration under, any Requirement of Law or Contractual Obligation binding upon it, other than such default, breach, Lien or right of termination or acceleration which does not have a Material Adverse Effect on the Guarantor or such Lessee, as applicable. This Agreement and each other Related Document to be executed and delivered by it are (or when executed and delivered will be) the legal, valid, and binding obligations of the Guarantor or such Lessee, enforceable against the Guarantor or such Lessee, as the case may be, in accordance with their respective terms, subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights. Each Lessee is a direct or indirect Subsidiary of the Guarantor.

         30.2. Financial Information; Financial Condition. All balance sheets, all statements of operations, of stockholders' equity and of cash flow, and other financial data (other than projections and the financial statements referred to in clause (b) below) which have been or shall hereafter be furnished to the Lessor or the Trustee for the purposes of or in connection with this Agreement or the Related Documents have been and will be prepared in accordance with GAAP and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby. Such financial data include the following financial statements and reports which have been furnished to the Lessor and the Trustee on or prior to such Closing Date:

                 (a) the audited consolidated balance sheets of "Team Rental Group" and each Non-Team Lessee as of December 31, 1995 and the related statements of operations, stockholders' deficit and cash flows for the fiscal year ending on such date; and

                 (b) (i) the unaudited pro forma consolidated balance sheets of the Guarantor and the Team Lessees and statement of operations, accompanied by an Officers' Certificate verifying the accuracy and completeness thereof signed by an Authorized Officer of the Guarantor, for the nine-month period ending September 30, 1996, and (ii) the unaudited pro forma consolidated balance sheets of each Non-Team Lessee and statement of operations, accompanied by an Officers' Certificate verifying the accuracy and completeness thereof signed by an Authorized Officer of such Non-Team Lessee, for the nine-month period ending September 30, 1996.

         30.3. Litigation. Except for claims which are fully covered by insurance provided by a Person who is not an Affiliate of Team, no claims, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, to the best of the Guarantor's or such Lessee's knowledge, threatened against the Guarantor or any Lessee which would, if adversely determined, have a Material Adverse Effect on the Guarantor or such Lessee, as applicable.

         30.4. Liens. The Vehicles leased under this Agreement are free and clear of all Liens other than (i) Permitted Liens and (ii) Liens in favor of the Trustee. The Trustee has obtained, and will continue to obtain, as security for the liabilities under the Indenture and the Notes, a first priority perfected Lien on all Vehicles leased under this Agreement. Except as otherwise permitted under the Indenture, all Vehicle Perfection and Documentation Requirements with respect to all Vehicles leased under this Agreement on or after the date hereof have and will continue to be satisfied.

         30.5. Employee Benefit Plans. (a) During the twelve consecutive month period prior to such Closing Date: (i) except for any termination of a Pension Plan in connection with an acquisition or merger by the Guarantor, which termination is made in conjunction with the offering by the Guarantor of a successor Pension Plan, no steps have been taken by the Guarantor or any Lessee to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f)(1) of ERISA in connection with such Pension Plan; (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Guarantor or any

Lessee or any member of the Controlled Group of fines, penalties or liabilities for ERISA violations, which in the case of any of the events referred to in clause (a) above or this clause (b) would have a Material Adverse Effect upon the Guarantor or such Lessee, as applicable, and (c) neither the Guarantor nor any Lessee has any material contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Subtitle B of Part 6 of Title I of ERISA and liabilities which would not have a Material Adverse Effect upon the Guarantor or such Lessee, as applicable.

         30.6. Investment Company Act. Neither the Guarantor nor any Lessee is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         30.7. Regulations G, T, U and X. Neither the Guarantor nor any Lessee is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

         30.8. Business Locations; Trade Names; Principal Places of Business Locations. Schedule 30.8 lists each of the locations where each Lessee and the Guarantor maintains a chief executive office, principal place of business, or any records; and Schedule 30.8 also lists each Lessee's and the Guarantor's legal name, each name under or by which each Lessee and the Guarantor conducts its business, each state in which each Lessee and the Guarantor conducts business and each state in which each Lessee and the Guarantor has its principal place of business.

         30.9. Taxes. Each of the Guarantor and each Lessee has filed all tax returns that are required to be filed by it, and has paid or provided adequate reserves for the payment of all taxes, including, without limitation, all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are not yet delinquent or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP. As of the Closing Date, there is no ongoing material audit (other than routine sales tax audits and other routine audits) or, to the Guarantor's or any Lessee's knowledge, material tax liability for any period for which returns have been filed or were due other than those contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP.

         30.10. Governmental Authorization. The Guarantor and each Lessee has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizations would not have a Material Adverse Effect on the Guarantor or such Lessee, as applicable.

         30.11. Compliance with Laws. The Guarantor and each Lessee: (i) is not in violation of any Requirement of Law, which violation would have a Material Adverse Effect on the Guarantor or such Lessee, as applicable, and to the best knowledge of the Guarantor and the Lessees, no such violation has been alleged, (ii) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Agency (and the information contained in each of such filings is true, correct and complete in all material respects), except where failure to make such filings would not have a Material Adverse Effect on the Guarantor or such Lessee, as applicable, and (iii) has retained all records and documents required to be retained by it pursuant to any Requirement of Law, except where failure to retain such records would not have a Material Adverse Effect on the Guarantor or such Lessee, as applicable.

         30.12. Eligible Vehicles. Each Repurchase Vehicle is or will be, as the case may be, on the Vehicle Lease Commencement Date with respect to such Repurchase Vehicle, an Eligible Repurchase Vehicle. Each Non-Repurchase Vehicle is or will be, as the case may be, on the Vehicle Lease Commencement Date with respect to such Vehicle, an Eligible Non- Repurchase Vehicle.

         30.13. Supplemental Documents True and Correct. All information contained in any Series 1996-1 Vehicle Order or other Supplemental Document which has been submitted, or which may hereafter be submitted by a Lessee to the Lessor is, or will be, true, correct and complete.

         Each of the foregoing representations and warranties will be deemed to be remade as of the Closing Date with respect to the Series 1996-1 Notes.

         31. CERTAIN AFFIRMATIVE COVENANTS. Each Lessee covenants and agrees as to itself and as to each other Lessee, and the Guarantor covenants and agrees as to itself and as to each Lessee that, until the expiration or termination of this Agreement, and thereafter until the obligations of such Lessee or the Guarantor under this Agreement and the Related Documents are satisfied in full, unless at any time the Lessor and the Trustee shall otherwise expressly consent in writing, it will (and, in the case of the Guarantor, will cause each Lessee to):

         31.1. Corporate Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to (i) maintain and preserve the corporate existence of the Guarantor and each Lessee (it being understood that subject to Section 32.1(i) each Team Lessee shall remain a direct or indirect wholly-owned Subsidiary of the Guarantor); (ii) be, and ensure that each Lessee is, duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and the failure to so qualify would have a Material Adverse Effect on the Guarantor or such Lessee, as applicable; and (iii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect on the Guarantor or such Lessee, as applicable.

         31.2. Books, Records and Inspections. (i) Maintain complete and accurate books and records with respect to the Vehicles leased by it under this Agreement; (ii) at any time and from time to time during regular business hours, and with reasonable prior notice from the Lessor or the Trustee, permit the Lessor or the Trustee (or such other person who may be designated from time to time by the Lessor or the Trustee), or its agents or representatives to examine and make copies of all books, records and documents in the possession or under the control of the Guarantor or such Lessee relating to the Vehicles leased under this Agreement including, without limitation, with respect to Repurchase Vehicles leased hereunder, in connection with the Trustee's satisfaction of any requests of a Manufacturer performing an audit under its Repurchase Program; and (iii) permit the Lessor or the Trustee (or such other person who may be designated from time to time by the Lessor or the Trustee), or its agents or representatives to visit the office and properties of the Guarantor or such Lessee for the purpose of examining such materials, and to discuss matters relating to the Vehicles leased hereunder or the Guarantor's or such Lessee's performance under this Agreement with any of the officers or employees of the Guarantor or such Lessee having knowledge of such matters.

         31.3. Insurance. In addition to the obligations set forth in Section 5 hereof, the Guarantor, on behalf of each Team Lessee, and each Non-Team Lessee, on its own behalf, shall maintain or cause to be maintained, with financially sound and reputable insurers satisfactory to the Lessor, insurance with respect to their respective properties and businesses against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations, and the Guarantor, on behalf of each Team Lessee, and each Non-Team Lessee, on its own behalf, shall, from time to time upon the Lessor's or the Trustee's reasonable request, deliver to the Lessor and Trustee, copies of certificates describing all insurance then in effect. All self-insurance maintained by any member of the Lessee Group shall be maintained in a financially prudent manner.

         31.4. Repurchase Programs. With respect to each Repurchase Vehicle leased by each Lessee (a) unless previously purchased by such Lessee pursuant to this Agreement, turn in such Repurchase Vehicle to the relevant Manufacturer within the Repurchase Period therefor, (b) dispose of such Repurchase Vehicle under the applicable Repurchase Program according to its historical practice and in accordance with the requirements of such Repurchase Program, and (c) comply with all of its (and the Lessor's) obligations under the applicable Repurchase Program.

         31.5. Reporting Requirements. Furnish, or cause to be furnished to the Lessor:

                 (i) Audit Report. (a) As soon as available and in any event within one hundred ten days after the end of each fiscal year of the Guarantor, a copy of the consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such fiscal year, together with the related statements of earnings, stockholders' equity and cash flows for such fiscal year, prepared in reasonable detail and in accordance with GAAP certified by independent certified public accountants of recognized national standing as shall be selected by the Guarantor; and (b) as soon as available and in any event within one hundred ten days after the end of each fiscal year of any Non-Team Lessee, a copy of the consolidated balance sheet of such Non-Team Lessee and its Subsidiaries as at the end of such fiscal year, together with the related statements of earnings, stockholders' equity and cash flows for such fiscal year, prepared in reasonable detail and in accordance with GAAP certified by independent certified public accountants of recognized national standing as shall be selected by such Non- Team Lessee.

                 (ii) Quarterly Statements. (a) As soon as available, but in any event within 45 days after the end of each fiscal quarter (except the fourth fiscal quarter) of the Guarantor, copies of the unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such fiscal quarter and the related unaudited statements of earnings, stockholders equity and cash flows for the portion of the fiscal year through such fiscal quarter (and as to the statements of earnings for such fiscal quarter) in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial or accounting officer of the Guarantor as presenting fairly the financial condition and results of operations of the Guarantor and its Subsidiaries (subject to normal year-end adjustments); and (b) as soon as available, but in any event within 45 days after the end of each fiscal quarter (except the fourth fiscal quarter) of any Non-Team Lessee, copies of the unaudited consolidated balance sheet of such Non-Team Lessee and its Subsidiaries as at the end of such fiscal quarter and the related unaudited statements of earnings, stockholders equity and cash flows for the portion of the fiscal year through such fiscal quarter (and as to the statements of earnings for such fiscal quarter) in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial or accounting officer of such Non-Team Lessee as presenting fairly the financial condition and results of operations of such Non-Team Lessee and its Subsidiaries (subject to normal year-end adjustments).

                 (iii) Lease Events of Default; Wind-Down Events. As soon as possible but in any event within two Business Days after the Guarantor or any Lessee has knowledge of the occurrence of any Lease Event of Default, Potential Lease Event of Default, Manufacturer Event of Default, Potential Manufacturer Event of Default, Lessee Partial Wind-Down Event or Potential Lessee Partial Wind-Down Event, a written statement of an authorized Officer describing such event and the action that the Guarantor or a Lessee, as the case may be, proposes to take with respect thereto;

                 (iv) Monthly Vehicle Statements. On or before the third Business Day prior to each Due Date, a monthly vehicle statement (each, a "Monthly Vehicle Statement") in a form acceptable to the Lessor, which shall specify (i) the vehicle identification numbers (the "VIN") for the Vehicles leased hereunder during the Related Month by such Lessee, (ii) the Capitalized Cost for Vehicles that are Manufacturer Acquired Vehicles or Auction Acquired Vehicles, the Net Book Value at the time of acquisition of each Repurchase Vehicle that is a Team Acquired Vehicle and the Non-Repurchase Vehicle Acquisition Price for Non-Repurchase Vehicles that are Team Acquired Vehicles,
         (iii) the Net Book Value of Repurchase Vehicles as of the end of the Related Month, (iv) the Non-Repurchase Vehicle Value of Non-Repurchase Vehicles as of the end of the Related Month, (v) the VINs for those

         Vehicles that have been turned back to Manufacturers pursuant to the applicable Repurchase Program during the Related Month and the Repurchase Prices therefor and those Vehicles that have been delivered to a designated auction site pursuant to the applicable Repurchase Program and the Guaranteed Payments therefor, or that have been otherwise sold during the Related Month, (vi) those Vehicles that have become Casualties during the Related Month and their respective Net Book Values or Non-Repurchase Vehicle Values, as applicable (as calculated immediately prior to the event causing such Vehicles to become Casualties), (vii) the amount of Disposition Proceeds in respect of Repurchase Vehicles or Non-Repurchase Vehicles sold during the Related Month, (viii) the Repurchase Prices received during the Related Month and any Guaranteed Payments received pursuant to a Repurchase Program during the Related Month, (ix) the aggregate Depreciation Charges for all Vehicles continuing in the possession of the Lessee, (x) the total amount of Monthly Base Rent, Monthly Variable Rent, Monthly Supplemental Rent, Additional Base Rent and Termination Payments being paid on such date, (xi) information with respect to such Lessee necessary for the Servicer to compute the Aggregate Non- Repurchase Asset Amount, the Aggregate Asset Amount and the Aggregate Segregated Repurchase Asset Amount with respect to the Series 1996-1 Notes as of the end of the Related Month, (xii) information with respect to such Lessee necessary for the Servicer to compute the Monthly Supplemental Rent for such Lessee with respect to the Related Month, (xiii) any other charges owing from, and credits due to, the Lessee submitting such Statement under this Agreement, and
         (xiv) all prepayments of Rent received during the Related Month from Guaranteed Payments, Repurchase Prices and Disposition Proceeds received by the Lessor during the Related Month from the Manufacturers, auctions and other Persons, as the case may be;

                 (v) Quarterly Non-Program Vehicle Report. Quarterly reports of independent public accountants as follows: On or before the second Determination Date immediately following each March 31, June 30, September 30, and December 31, of each year, beginning with March 31, 1997, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer and who is acceptable to the Rating Agencies) to furnish a report to the Lessor, the Trustee and the Rating Agencies to the effect that they have performed certain agreed upon procedures with respect to the calculation of Disposition Proceeds obtained from the sale or other disposition of all Non-Repurchase Vehicles (other than Casualties) sold or otherwise disposed of during each Related Month in such period and compared such calculations of Disposition Proceeds with the corresponding amounts set forth in the Daily Reports prepared by the Servicer pursuant to Section 4.4(a) of the Indenture and that on the basis of such comparison such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be material and such other exceptions as shall be set forth in such report; and

                 (vi) Other. Promptly, from time to time, such other information, documents, or reports respecting the Vehicles leased under this Agreement or the condition or operations, financial or otherwise, of the Guarantor or the Lessees as the Lessor or the Trustee may from time to time reasonably request in order to protect the interests of the Lessor or the Trustee under or as contemplated by this Agreement or any other Related Document.

         31.6. Taxes and Liabilities. Pay when due all taxes, assessments and other material (determined on a consolidated basis) liabilities (including, without limitation, taxes, titling fees and registration fees payable with respect to Vehicles) except as contested in good faith and by appropriate proceedings with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP if and so long as forfeiture of any part of the Vehicles leased under this Agreement will not result from the failure to pay any such taxes, assessments or other material liabilities during the period of any such contest.

         31.7. Compliance with Laws. Comply with all Requirements of Law related to its businesses if the failure so to comply would have a Material Adverse Effect on the Guarantor or such Lessee, as applicable.

         31.8. Maintenance of Separate Existence. The Guarantor and each Lessee acknowledges its receipt of a copy of that certain opinion letter issued by Dechert Price & Rhoads, dated December __, 1996 and addressing the issue of substantive consolidation as it may relate to the Guarantor, each Lessee and the Lessor. The Guarantor and each Lessee hereby agrees to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letter and relating to such Person.

         31.9. Trustee as Lienholder. Concurrently with each leasing of a Vehicle under this Agreement, the Servicer shall indicate on its computer records that the Trustee as assignee of the Lessor is the holder of a Lien on such Vehicle pursuant to the terms of the Indenture.

         31.10. Retitling. In connection with the acquisition by the Lessor of Vehicles pursuant to Sections 2.1(b) and 2.1(d), the Lessee requesting the acquisition of such Vehicle shall, within thirty (30) days of such acquisition, complete the retitling process with respect to such Vehicle, naming the Lessor as the owner of such Vehicle on the related Certificate of Title and noting thereon the Trustee's security interest in such Vehicle; provided, however, that such Lessee shall provide the Trustee with written notice of the completion of such retitling process.

         32. CERTAIN NEGATIVE COVENANTS. Until the expiration or termination of this Agreement and thereafter until the obligations of each Lessee and the Guarantor are paid in full, the Guarantor and each Lessee agrees that, unless at any time the Lessor and the Trustee shall otherwise expressly consent in writing, it will not (and, in the case of the Guarantor, will not permit any Lessee to):

         32.1. Mergers, Consolidations. Be a party to any merger or consolidation, other than: (i) a merger or consolidation of any Subsidiary of the Guarantor into or with the Guarantor (provided, however, that the Guarantor is the surviving corporation) or any merger or consolidation of any Subsidiary of the Guarantor with or into another Subsidiary of the Guarantor, and (ii) a merger or consolidation of the Guarantor or any Subsidiary into or with another entity if:

                 (a) the corporation formed by such consolidation or into or with which the Guarantor or such Subsidiary is merged shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if the Guarantor or such Subsidiary is not the surviving entity, shall expressly assume, by an agreement supplement hereto executed and delivered to the Trustee, the performance of every covenant and obligation of the Guarantor or such Subsidiary hereunder and under all other Related Documents;

                 (b) the Guarantor or such Subsidiary has delivered to the Trustee an officer's certificate and an opinion of counsel each stating that such consolidation or merger and such supplemental agreement comply with this Section 32.1 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

                 (c) the Rating Agency Condition shall be met with respect to such assignment and succession.

         32.2. Other Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

         32.3. Liens. Create or permit to exist any Lien with respect to any Vehicle leased hereunder now or hereafter existing or acquired, except Liens in favor of the Lessor or the Trustee or the Secured Parties and the following Liens to the extent such liens in the aggregate would not materially adversely affect the interests of the Lessor or the Trustee or the Secured Parties under this Agreement or the Indenture or the likelihood of payment of Rent hereunder or the Notes thereunder (herein collectively called the "Permitted Liens"):
(i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) Liens, including judgment liens, arising in the ordinary course of business being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, and (iv) mechanics', materialmen's, landlords', warehousemen's and carriers' Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP.

         32.4. Use of Vehicles. Knowingly use or allow the Vehicles to be used in any manner that would (i) make any Repurchase Vehicle ineligible for repurchase, or for the guarantee by the related Manufacturer of the resale price thereof, under an Eligible Repurchase Program (subject to the provisions of Section 21 regarding Eligibility Waiver Events) or (ii) subject Vehicles to confiscation.

         33. BANKRUPTCY PETITION AGAINST LESSOR. The Guarantor and each Lessee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the Series 1996-1 Notes, it will not institute against, or join any other Person in instituting against, the Lessor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that the Guarantor or any Lessee takes action in violation of this Section 33, the Lessor agrees, for the benefit of the Noteholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Guarantor or any such Lessee against the Lessor or the commencement of such action and raise the defense that the Guarantor or any such Lessee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 33 shall survive the termination of this Agreement.

         34. SUBMISSION TO JURISDICTION. The Lessor and the Trustee may enforce any claim arising out of this Agreement in any state or federal court having subject matter jurisdiction, including, without limitation, any state or federal court located in the State of New York. For the purpose of any action or proceeding instituted with respect to any such claim, the Guarantor and each Lessee hereby irrevocably submits to the jurisdiction of such courts. Each Lessee hereby irrevocably designates the Guarantor to receive for and on behalf of such Lessee service of process in New York. The Guarantor and each Lessee further irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to the Guarantor or such Lessee, as the case may be, and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of the Trustee and the Lessor to serve process in any other manner permitted by law or preclude the Lessor or the Trustee from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. The Guarantor and each Lessee hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in the State of New York and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

         35. GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Guarantor and each Lessee and all rights of the Lessor or the Trustee expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement.

         36. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         37. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party, addressed to it, at its address or telephone number set forth on the signature pages below, or at such other address or telephone number as such party may hereafter specify for the purpose by notice to the other party. In each case, a copy of all notices, requests and other communications that are sent by any party hereunder shall be sent to the Trustee and a copy of all notices, requests and other communications that are sent by any Lessee or the Guarantor to the Guarantor or any other Lessee that pertain to this Agreement shall be sent to the Lessor and the Trustee. Copies of notices, requests and other communications delivered to the Trustee and/or the Lessor pursuant to the foregoing sentence shall be sent to the following addresses:


                 TRUSTEE:         Bankers Trust Company
                                  4 Albany Street
                                  New York, New York 10006
                                  Attention:  Corporate Trust and Agency
                                              Group/Structured Finance
                                  Telephone:  (212) 250-6533
                                  Fax:        (212) 250-6439

                 LESSOR:          Team Fleet Financing Corporation
                                  5851 Lewis Road
                                  Sandston, Virginia  23150
                                  Attention:  Donald J. Norwalk
                                  Telephone:  (804) 222-5310
                                  Fax:        (804) 222-8998


Each such notice, request or communication shall be effective when received at the address specified below. Copies of all notices must be sent by first class mail promptly after transmission by facsimile.

         38. LIABILITY. Each member of the Lessee Group shall be held jointly and severally liable for all of the obligations of each other member of the Lessee Group hereunder.

         39. TITLE TO REPURCHASE PROGRAMS IN LESSOR. Each Lessee, by its execution hereof, acknowledges and agrees that (i) the Lessor is the sole owner and holder of all right, title and interest in and to the Repurchase Programs and (ii) such Lessee has no right, title or interest in any Repurchase Program. To confirm the foregoing, each Lessee, by its execution hereof, hereby assigns and transfers to the Lessor any rights that such Lessee may have in respect of any Repurchase Programs.

         40. HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         41. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

         42. EFFECTIVENESS. This Agreement shall become effective concurrently with the issuance of the Series 1996-1 Notes.

         IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       LESSOR:

                                       TEAM FLEET FINANCING CORPORATION



                                       By:        Sanford Miller
                                          ----------------------------------
                                          Name:   Sanford Miller
                                          Title:  Chairman and Chief
                                                  Executive Officer

                                       Address:    5851 Lewis Road
                                                   Sandston, Virginia  23150
                                       Attention:  Donald J. Norwalk
                                       Telephone:  (804) 222-5310
                                       Telefax:    (804) 222-8998


                                       LESSEES:

                                       TRANEX RENTALS OF NEW YORK, INC.


                                       By:       Donald J. Norwalk
                                          ---------------------------------
                                          Name:  Donald J. Norwalk
                                          Title: Vice President

                                       Address:    875 Albany Shaker Road
                                                   Latham, New York 12110

                                       Attention:  Mr. Richard Sapia
                                       Telephone:  (518) 785-4716
                                       Telefax:    (518) 784-5872


                                       CAPITAL CITY LEASING, INC.


                                       By:       Donald J. Norwalk
                                          ----------------------------------
                                          Name:  Donald J. Norwalk
                                          Title: Vice President

                                       Address:    5851 Lewis Road
                                                   Sandston, Virginia 23150

                                       Attention:  Mr. Ken Carpenter
                                       Telephone:  (804) 222-5310
                                       Telefax:    (804) 222-8998

                                       LEE-AL, INC.


                                       By:       Donald J. Norwalk
                                          --------------------------------
                                          Name:  Donald J. Norwalk
                                          Title: Vice President

                                       Address:    2585 Pacific Highway
                                                   San Diego, CA  92101

                                       Attention:  Mr. Steve Vaughn
                                       Telephone:  (619) 235-8313
                                       Telefax:    (619) 235-8734


                                       WESTEAM ENTERPRISES, INC.



                                       By:       Donald J. Norwalk
                                          --------------------------------
                                          Name:  Donald J. Norwalk
                                          Title: Vice President

                                       Address:    2554 California Street
                                                   San Diego, CA  92103

                                       Attention:  Mr. Steve Vaughn
                                       Telephone:  (619) 235-8313
                                       Telefax:    (619) 235-8734


                                       TEAM RENTAL OF PHILADELPHIA, INC.



                                       By:       Donald J. Norwalk
                                          --------------------------------
                                          Name:  Donald J. Norwalk
                                          Title: Vice President

                                       Address:    Arrivals Road
                                                   Philadelphia Int'l Airport
                                                   Philadelphia, PA 19153
                                                   Pittsburgh, PA 15231

                                       Attention:  Mr. John Umina
                                       Telephone:  (215) 492-9442
                                       Telefax:    (215) 492-8401

                                       TEAM RENTAL OF PITTSBURGH, INC.


                                       By:       Donald J. Norwalk
                                          --------------------------------
                                          Name:  Donald J. Norwalk
                                          Title: Vice President

                                       Address:    Car rental Access Road
                                                   Lot #6
                                                   Pittsburgh, PA 15231

                                       Attention:  Mr. Ashok Khambhla
                                       Telephone:  (412) 472-5083
                                       Telefax:    (412) 472-5084


                                       TEAM RENTAL OF CINCINNATI, INC.


                                       By:       Donald J. Norwalk
                                          --------------------------------
                                          Name:  Donald J. Norwalk
                                          Title: Vice President

                                       Address:    2667 Donaldson Road
                                                   Hebron, Kentucky 41048

                                       Attention:  Mr. Joseph Collins
                                       Telephone:  (606) 767-3100
                                       Telefax:    (606) 282-1828


                                       MacKAY CAR & TRUCK RENTAL, INC.


                                       By:       Donald J. Norwalk
                                          --------------------------------
                                          Name:  Donald J. Norwalk
                                          Title: Vice President

                                       Address:    4210 Rental Car Road
                                                   Charlotte/Douglas APO
                                                   Charlotte, NC  28214


                                       Attention:
                                       Telephone:
                                       Telefax:

                                       DON KREMER, INC.



                                       By:       Donald J. Norwalk
                                          --------------------------------
                                          Name:  Donald J. Norwalk
                                          Title: Vice President

                                       Address:  3300 Valet Road
                                                 Vandalia, OH  45377


                                       Attention:
                                       Telephone:
                                       Telefax:


                                       TEAM RENTAL OF FT. WAYNE, INC.


                                       By:       Donald J. Norwalk
                                          --------------------------------
                                          Name:  Donald J. Norwalk
                                          Title: Vice President

                                       Address:  2525 Fergusen Road
                                                 Ft. Wayne, IN  46809


                                       Attention:
                                       Telephone:
                                       Telefax:


                                       RENTAL CAR RESOURCES, INC



                                       By:       Donald J. Norwalk
                                          --------------------------------
                                          Name:  Donald J. Norwalk
                                          Title: Vice President

                                       Address:  Bradley Int'l APO
                                                 Windsor Locks, CT  06096


                                       Attention:
                                       Telephone:
                                       Telefax:

                                       BRAC-OPCO, INC.


                                       By:       Donald J. Norwalk
                                          --------------------------------
                                          Name:  Donald J. Norwalk
                                          Title: Vice President

                                       Address:  130 W. Central Avenue
                                                 Santa Ana, CA  92707


                                       Attention:
                                       Telephone:
                                       Telefax:


                                       ARIZONA RENT-a-CAR SYSTEMS, INC.


                                       By:       Donald J. Norwalk
                                          --------------------------------
                                          Name:  Donald J. Norwalk
                                          Title: Vice President

                                       Address:  2114 East Mohave
                                                 Sky Harbor Int'l. APO
                                                 Phoenix, AZ  85034


                                       Attention:
                                       Telephone:
                                       Telefax:


                                       TEAM RENTAL OF ROCHESTER


                                       By:       Donald J. Norwalk
                                          --------------------------------
                                          Name:  Donald J. Norwalk
                                          Title: Vice President

                                       Address:  308 Buell Road
                                                 Rochester, NY  14624


                                       Attention:
                                       Telephone:
                                       Telefax:

                                       GUARANTOR:

                                       TEAM RENTAL GROUP, INC.



                                       By:       Jeffrey D. Congdon
                                          ---------------------------------
                                                 Jeffrey D. Congdon
                                                 Chief Financial Officer

                                       Address:    125 Basin Street, Suite 210
                                                   Daytona Beach, Florida 32114


                                       Attention:  Mr. Sanford Miller
                                       Telephone:  (904) 238-7035
                                       Telefax:    (904) 238-7461